EXHIBIT 99.2
[English Translation from Portuguese]


                           STOCKHOLDING SWAP AGREEMENT

This Stockholding Swap Agreement (the "Agreement") is made and entered into on August 10, 2004, by and between the parties hereunder:

RECOFARMA INDUSTRIA DO AMAZONAS LTDA., a limited liability company, having its registered office at Avenida Buruti, 190, in the City of Manaus, State of Amazonas, enrolled with the National Register of Legal Entities of the Ministry of Finance under CNPJ/MF No. 05.216.836/0001-41, herein represented by its attorney-in-fact, Mr. Renato Penna Saboya, Brazilian, married, mechanical engineer, bearer of identity card No. 05.623.824-9, issued by the IFP/RJ and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 959.260.627-72 ("Recofarma");

COMPANHIA MINEIRA DE REFRESCOS S.A., a joint stock company having its principal place of business at Rua Henrique Burnier, 575, District of Mariano Procopio, in the City of Juiz de Fora, State of Minas Gerais, enrolled with the National Register of Legal Entities of the Ministry of Finance under CNPJ/MF No. 21.565.916/0001-69, herein represented by its attorney-in-fact, Mr. Renato Penna Saboya, Brazilian, married, mechanical engineer, bearer of identity card No. 05.623.824-9, issued by the IFP/RJ and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 959.260.627-72 ("CMR");

REFRIGERANTES MINAS GERAIS LTDA., a limited liability company, having its principal place of business at BR-262, Km 2, Anel Rodoviario No. 2233, in the City of Belo Horizonte, State of Minas Gerais, enrolled with the National Register of Legal Entities of the Ministry of Finance under CNPJ/MF No. 17.168.220/0001-21, herein represented by its Administrative Financial Officer, Mr. Fernando Luiz Gomes Filho, Brazilian, married, accountant, bearer of identity card No. 06.319.943-4, issued by the IFP/RJ and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 901.229.507-63 and by its Logistics Officer, Mr. Rames Bichara Filho, Brazilian, married, electrical engineer, bearer of identity card No. M-1.476.419, issued by the SSP/MG and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 421.519.610-87, both having their offices at the address above mentioned ("Remil");

and, on the other part,

RIO DE JANEIRO REFRESCOS LTDA., a limited liability company, having its principal place of business at Rua Andre Rocha No. 2299, Jacarepagua, in the City of Rio de Janeiro, State of Rio de Janeiro, enrolled with the National Register of Legal Entities of the Ministry of Finance under CNPJ/MF No. 00.074.569/0001-00, herein represented by its General Officer, Mr. Carlos Armbrust Lohmann, Brazilian, of legal age, married, electrical engineer, resident and domiciled in the Capital City of the State of Rio de Janeiro, at Avenida Vieira Souto No. 582, apt. No. 701, Ipanema, bearer of identity card RG No. 01.900.232-8, issued by the IFP/RJ, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 033.486.367-87, and by its Officer, Mr. Fernando Jorge Fragata de Morais Costa, Portuguese, of legal age, divorced, attorney, resident and domiciled in the City of the State of Rio de Janeiro, at Rua Homem de Mello No. 375, apto. 202, Tijuca, enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 754.556.257-72, and enrolled with the Brazilian Bar Association, Rio de Janeiro Chapter (OAB/RJ) under No. 72.973 ("RJR");

(Recofarma,   CMR,  Remil  and  RJR  hereinafter  collectively  referred  to  as
"Parties", and individually and indistinctly referred to as "Party"), and as intervening consenting party,

ANDINA BOTTLING INVESTMENTS DOS S.A., a company organized and existing pursuant to the law of the Republic of Chile, having its principal place of business at Avenida Andres Bello No. 2687, on the 20th floor, in Santiago, Chile, enrolled with the National Register of Legal Entities of the Ministry of Finance under CNPJ/MF No. 05.569.110/0001-92, herein represented by its attorney-in-fact, Mr. Moshe B. Sendacz, Brazilian, of legal age, married, attorney, enrolled with the Brazilian Bar Association, Sao Paulo Chapter (OAB/SP) under No. 32.177, and enrolled with the Individual Taxpayers Register of the Ministry of Finance under CPF/MF No. 365.994.768-72, bearer of identity card RG No. 3.333.998, issued by the SSP/SP, resident and domiciled in the City and State of Sao Paulo, at Rua da Consolacao No. 247, 4th floor ("Andina");

WHEREAS Recofarma is the holder of 45,775,161 quotas, representing 99.99% of the quota capital of Remil;

WHEREAS Remil is the holder of 36,613,554 common shares, and of 11,325,236 preferred shares, representing 99.99% of the share capital of CMR;

WHEREAS CMR held, until June 24, 2004, the rights of manufacturing and storage, in authorized recipients, for the sale and distribution of beverages under the trademarks owned by The Coca-Cola Company ("TCCC"), within a geographical area located in the State of Rio de Janeiro, called "Nova Iguacu Territory" (described and delimited in Exhibit I), pursuant to the Manufacturing Agreement executed between CMR and Coca-Cola Industrias Ltda. ("CCIL"), with the intervention of TCCC, on January 31, 1994 (the "CMR Manufacturing Agreement"), as amended on April 5, 1999 and June 20, 2003,

WHEREAS CMR assigned, on June 24, 2004, as part of the corporate restructuring described in Clause 1.2.1 of this Agreement, with the consent of CCIL, the rights pertaining to the CMR Manufacturing Agreement, solely and specifically regarding the Nova Iguacu Territory, including all goods, assets (including market assets), establishments, customers, cash, employees, real estate and other agreements and rights in connection therewith (such goods and assets that, in conjunction with those to be sold under the Whereas clause below shall represent the "Nova Iguacu Business", as described in Exhibit II), to Zohhal
Industria de Refrigerantes Ltda., a limited liability company having its principal place of business at Rua Doutor Armando Salles No. 5, part, in the City of Nova Iguacu, State of Rio de Janeiro, enrolled with the National
Register of Legal Entities of the Ministry of Finance under CNPJ/MF No. 05.216.836/0001-41 ("Zohhal");

WHEREAS, until the Date of the Swap (as defined in Clause 1.1.1 hereof), Remil shall sell to Zohhal certain goods listed in Exhibit III, as well as shall transfer the employees listed in Exhibit 2.6.1.;

WHEREAS Zohhal shall suffer a partial spin-off, pursuant to Exhibit IV, in such a way that, on the Date of the Swap, Zohhal shall be the holder of the totality of the Nova Iguacu Business;

WHEREAS, as a result of the corporate restructuring above mentioned, Recofarma shall be, until the Date of the Swap, the holder of the totality of the quotas the quota capital of Zohhal is divided into;

WHEREAS Remil regularly operates the Nova Iguacu Territory since March 1, 2002, pursuant to the provisions of the Instrument of Agreement for the Service of Customers and Other Covenants, executed with CMR, with the consent of CCIL (the "Operational Agreement with Remil"), which was amended on June 24, 2004, to include the taking of the Nova Iguacu Territory by Zohhal;

WHEREAS RJR, in turn, holds the rights of manufacturing and storage, in authorized recipients, for the sale and distribution of beverages under the trademarks owned by TCCC, within a geographical area located in the State of Minas Gerais, called "Governador Valadares Territory" (as described and delimited in Exhibit V), on the terms of the Manufacturing Agreement executed by RJR with CCIL, with the intervention of TCCC, on April 3, 2003 (the "RJR Manufacturing Agreement") and that, with CCIL's consent, it shall transfer, through a corporate restructuring to be concluded until the Date of the Swap, as defined in clause 1.1.1. of this Agreement, all rights pertaining to the RJR Manufacturing Agreement, solely and specifically regarding its operation in the Governador Valadares Territory, including all goods, assets (including market assets), establishments, customers, cash, employees, real estate and other agreements in connection therewith (the "Governador Valadares Business", as described in Exhibit VI), to the company Franquia 2299 Atendimento Personalizado Ltda., having its principal place of business at Rua Andre Rocha No. 2299, part, in the City and State of Rio de Janeiro, enrolled with the Commercial Registry of the State of Rio de Janeiro under the No. 33.2.0682567-3, and enrolled with the National Register of Legal Entities of the Ministry of Finance under CNPJ/MF No. 04.744.401/0001-07 ("F-2299"), the quota capital of which is, and shall be, on the Date of the Swap, held in its entirety by RJR;

WHEREAS Andina is the owner of the totality minus one (1) of the quotas representing the quota capital of RJR and is ultimately the controlling company of the company F-2299;

WHEREAS RJR, upon implementation of the corporate restructuring described in Clause 1.2.1., and upon satisfaction of the other conditions set forth by the Parties hereto, is interested in acquiring the totality of Zohhal's quotas;

WHEREAS Recofarma, once RJR has implemented the corporate restructuring described in Clause 1.2.2., and upon satisfaction of the other conditions set forth by the Parties hereto, is interested in acquiring the totality of F-2299's quotas;

WHEREAS RJR and Recofarma have decided to swap their respective interest in F-2299 and in Zohhal (collectively, the "Stockholdings");

NOW THEREFORE, the parties hereto agree to execute this Stockholding Swap Agreement, as follows:

CLAUSE 1 - SWAP OF THE STOCKHOLDING AND THE CONDITIONS FOR ITS MATERIALIZATION

1.1. Swap of the Stockholding. Recofarma and RJR hereby agree to execute the swap of the stockholding in Zohhal and in F-2299, respectively, clear and unencumbered as regards any burdens, debts, encumbrances, rights of first refusal and claims of whichever nature, through the appropriate corporate acts, to be executed and implemented by and between Recofarma and RJR, under the following terms (the "Swap"):

(a) the quotas held by Recofarma, representing 100% of the quota capital of Zohhal, shall be transferred to RJR, in compensation for the stockholding that shall be made available by RJR to Recofarma, as described in 1.1 (b), below;

(b) the quotas held by RJR, representing 100% of the quota capital of F-2299, shall be transferred to Recofarma, in compensation for the stockholding that shall be made available by Recofarma to RJR, as described in 1.1 (a), above.

1.1.1 Swap. The Parties hereby agree to execute the swap of the stockholding under the terms set forth herein, and with due regard to the conditions and arrangements determined for each of the Parties, pursuant to the provisions of clauses 1.2. and 1.3. below, until August 28, 2004 (the "Date of the Swap").

1.1.1.1 The Swap shall be materialized through the simultaneous submittal of the Amendments to the Articles of Association of Zohhal and of F-2299, showing the transfers of the stockholding provided for herein, accompanied by the respective requirements and documents required for the registration of the same with the competent Commercial Registries.

1.2. Conditions for the Swap. The effecting of the Swap is conditioned to the implementation of all of the following conditions precedent, subject to termination of this Agreement by the Party or Parties not responsible for the implementation of or compliance with the respective conditions:

1.2.1. By Recofarma:

(a) the proper conclusion, under the terms of this Agreement, of (i) the transfer, to Zohhal, in whole, of the Nova Iguacu Business, on account of capital increase; (ii) the transfer of title, to Recofarma, of all quotas representing the quota capital of Zohhal, with the submittal, to RJR, of certified copies of the respective corporate acts that prove the ownership of the quotas and the transfer mentioned in (i) above, duly filed with the Commercial Registry of the State of Rio de Janeiro.

(b) that all representations and warranties rendered by Recofarma, CMR and Remil in Clauses 2 and 3 below remain true and correct, in all relevant aspects, on the Date of the Swap, which shall be ratified by a Certificate to that effect, to be executed on the Date of the Swap, pursuant to Exhibit VII of this Agreement;

(c) that all written approvals and authorizations Recofarma and possibly, CMR, are contractually obliged to obtain, in order to make the transfer of the stockholding in Zohhal to RJR valid and effective, including, but not limited to, authorizations/approvals required by the CMR Manufacturing Agreement and other agreements in connection therewith, executed with CCIL and/or with TCCC, have been obtained and ensure the continuity of the agreement in force;

(d) that RJR has received, from Recofarma, a legal opinion issued by Goulart Penteado, Iervolino e Lefosse Advogados, attesting that the corporate acts mentioned in Exhibit 1.2.1 (d) have been executed in accordance with the applicable legal provisions and do not violate any laws, effective regulations, articles of association or Bylaws of Recofarma, CMR and Remil, as the case may be;

(e) that RJR has received, from Recofarma, certificates of inexistence of debts with the National Institute of Social Security (local acronym - INSS) (specific for the transfer of interest control and corporate restructuring), Unemployment Compensation Fund (local acronym - FGTS), Federal Revenue Office (Certificate of Discharge of Federal Taxes) and Federal Collectible Debts, which are required to be in effect and issued in the name of Zohhal;

(f) that RJR has received, from Recofarma, a copy of the CMR Manufacturing Agreement, of the Operational Agreement executed with Remil and of other instruments of relevance to the "Coca-Cola" system, executed by Zohhal with CCIL and/or TCCC, contemplating the Nova Iguacu Territory, which shall be a part of this Agreement as its Exhibit 1.2.1 (f);

(g) that, on or before the Date of the Swap, there has been no contingency that precludes the transfer of the assets pertaining to the Nova Iguacu Business to Zohhal;

(h) that Recofarma, Remil, CMR and Zohhal, as applicable, have complied with, until the Date of the Swap, the obligations set forth in Clauses 1.3, 1.4.1,
1.4.2 and 2.19.

1.2.2. By RJR:

(a) the proper conclusion, under the terms of this Agreement, of (i) the transfer, to F-2299, in whole, of the Governador Valadares Business, on the Date of the Swap, on account of a capital increase; (ii) the effecting, by RJR, of a capital increase of F-2299, on the business day preceding the Date of the Swap, in domestic currency, in the amount equivalent to fifteen million five hundred thousand US dollars (US$ 15,500,000), pursuant to the PTAX800 average rate for the purchase and sale of US dollars on the business day before the business day preceding the Date of the Swap, to be paid up in national currency, on the first business day immediately preceding the day of the Date of the Swap (the "Provision of Funds"), as well as the funds mentioned in Clause 1.4.2, with the submittal, to Recofarma, of the original copies of the respective corporate acts that prove the ownership of the quotas, the transfer mentioned in (i) above, and the payment mentioned in item (ii) above, duly signed and accompanied by the document required for the registration of such acts with the Commercial Registry of the State of Rio de Janeiro;

(b) that all representations and warranties rendered by RJR in Clauses 2 and 4 below remain true and correct, in all relevant aspects, on the Date of the Swap, which shall be ratified by a Certificate to that effect, to be executed on the Date of the Swap, by RJR, pursuant to Exhibit VIII of this Agreement;

(c) that all written approvals and authorizations RJR is contractually obliged to obtain, in order to make the transfer of the stockholding in F-2299 to RJR valid and effective, including, but not limited to, authorizations/approvals required by the RJR Manufacturing Agreement and other agreements in connection therewith, executed with CCIL and/or with TCCC, have been obtained and ensure the continuity of the agreement in force;

(d) that Recofarma has received, from RJR, a legal opinion issued by Machado, Meyer, Sendacz e Opice Advogados, attesting that the corporate acts mentioned in
Exhibit 1.2.2 (d) have been executed in accordance with the applicable legal provisions and do not violate any laws, effective regulations or the articles of association of RJR;

(e) that Recofarma has received, from RJR, certificates of inexistence of debts with the National Institute of Social Security (specific for the transfer of interest control and corporate restructuring), Unemployment Compensation Fund, Federal Revenue Office (Certificate of Discharge of Federal Taxes) and Federal Collectible Debts, which are required to be in effect and issued in the name of F-2299;

(f)  that  Recofarma  has  received,  from  RJR a copy of the RJR  Manufacturing
Agreement and of other instruments of relevance to the "Coca-Cola" system, executed by RJR with CCIL and/or TCCC, contemplating the Governador Valadares Territory, which shall be a part of this Agreement as its Exhibit 1.2.2 (f);

(g) that, on or before the Date of the Swap, there has been no contingency that precludes the transfer of the assets pertaining to the Governador Valadares Business to F-2299;

(h) that RJR and F-2299, as applicable, have complied with, until the Date of the Swap, the obligations set forth in Clauses 1.3, 1.4.1, 1.4.2 and 2.19.

1.3. Obligations Prior to the Swap. Recofarma and RJR hereby mutually agree and undertake, as from this date and until the Date of the Swap:

(a) not to change the composition of the administration of Zohhal and of F-2299, without the prior and written consent of RJR and Recofarma, respectively;

(b) to exercise the right to vote of their respective quotas and instruct the administrators of Recofarma, CMR, Remil, Zohhal, RJR and F-2299 to, without the prior written consent of RJR and Recofarma, respectively, to refrain from practicing any act not related to the ordinary course of the Nova Iguacu Business and of the Governador Valadares Business, and/or that may cause adverse effects to the mentioned businesses, and the same shall be conducted in accordance with the current practices;

(c) to provide RJR and Recofarma, as well as their legal representatives and/or consultants with unrestricted access to the premises, books, records and documents of Zohhal, F-2299, RJR, CMR and Remil, in connection with the Nova Iguacu and Governador Valadares Businesses, as well as to supply them with any and all information and/or documentation in connection with the mentioned companies, exclusively regarding the Nova Iguacu and Governador Valadares Businesses;

(d) not to negotiate, or in any way promise to contract or contract with third parties, the disposal or burdening of any quota of the quota capital of Zohhal and of F-2299, as well as not to promise nor allow the subscription of quotas of the capital of the mentioned companies, to anyone other than RJR or Recofarma, as the case may be, or a company directly or indirectly controlled by them; and

(e) to allow (i) RJR representatives to follow up, in loco, the daily course of the operations and activities of the Nova Iguacu Business, provided that such follow up and a possible advice on or request for a certain behavior do not represent nor result in any liability or obligation for RJR and/or its representatives; and (ii) Recofarma representatives to follow up, in loco, the daily course of the operations and activities of the Governador Valadares Business, provided that such follow up and a possible advice on or request for a certain behavior do not represent nor result in any liability or obligation to Recofarma and/or its representatives.

1.4. Operational Transition Arrangements. The Parties hereby agree that, as preparatory operational measures for the Swap, the following acts shall be practiced by Recofarma, CMR, or by Remil and RJR until the date immediately preceding the Date of the Swap:

1.4.1. Remil and RJR shall both pay their respective employees, for the month of August, 2004, on the day immediately preceding the Date of the Swap, in such a way as not to transfer the liabilities corresponding to the payroll of August, 2004 to Zohhal and to F-2299, respectively.

1.4.2. As regards other labor amounts, including, but not limited to vacations plus constitutional third, 13th salary, bonus, variable compensation, benefits, as well as taxes and social security contributions and the corresponding FGTS, relating to the period before the Date of the Swap, but the payment of which shall occur after the Date of the Swap, the Parties hereby agree to make, in relation to their obligations prior to the Swap, provisions for such payments, keeping, in the cash flow of Zohhal, in the case of Remil, and in the cash flow of F-2299, in the case of RJR, the amounts needed to pay such amounts and to pay such taxes, social security contributions and FGTS, in such a way that, on the date of payment of the mentioned amounts and taxes, (a) Zohhal has sufficient cash to pay said amounts and taxes, in relation to the employees of the Nova Iguacu Business, pursuant to the provision made and deposited in its current bank account by Remil, prior to the Date of the Swap; and (b) F-2299 has sufficient cash to pay said amounts and taxes, in relation to the employees of the Governador Valadares Business, pursuant to the provision made and deposited in its current bank account by RJR, prior to the Date of the Swap.

1.4.3. As regards the sale of goods, the Parties hereby agree that (a) any and all operation of sale of goods conducted in the Governador Valadares Territory, the deliveries of which occur on or before the Date of the Swap, shall be considered as sales of RJR, which shall receive the corresponding income, and which shall bear the liabilities and obligations resulting from the operations conducted; and (b) any and all operation of sale of goods conducted in the Nova Iguacu Territory, the deliveries of which occur on or before the Date of the Swap, shall be considered as sales of Remil, which shall receive the corresponding income, and which shall bear the liabilities and obligations resulting from the operations conducted. Thus, the operations that involve deliveries of goods, occurring as from the day immediately following the Date of the Swap in the Nova Iguacu Territory shall be considered as income of RJR, which shall bear the liability for the operation and related obligations; and the operations that involve deliveries of goods, occurring as from the day immediately following the Date of the Swap in the Governador Valadares Territory shall be considered as income of Remil, which shall bear the liability for the operation and related obligations.

1.4.4. The Parties hereby agree that the expenses and costs relating to the operation of the Nova Iguacu and Governador Valadares Businesses, including, but not being limited to, maintenance expenses (such as water, electricity and telephone bills), lease and services rendered by third-parties, corresponding to the period before the Date of the Swap, shall be borne by Remil and RJR, respectively, even if the payment obligation and/or billing occurs after the mentioned date. In case the period used by those who rendered the mentioned services, as a reference for the calculation of the billing, begins prior to the Date of the Swap and ends on a later date, the responsibility for the payment of such costs and expenses shall be calculated pro rata temporis, and assigned to the respective Parties pursuant to the period they refer to. Immediately after the receipt of the billing notes for each service, sent by the mentioned carriers, Remil and RJR shall notify RJR and Remil, respectively, in order for the deposits of the corresponding amounts to be made, in the current accounts of F-2299 and of Zohhal, respectively, until the last business day of September, 2004.

1.4.5. The Parties shall take, as from this date, all required measures to, on the day immediately following the Date of the Swap, have the Nova Iguacu and Governador Valadares Businesses properly insured to the benefit of RJR and Remil, respectively. On the Date of the Swap, the Parties shall submit and/or execute the documents required for such purpose. However, if, after the Date of the Swap, the respective insurance companies have not approved the endorsement of the respective insurance policies, as described in this Agreement, RJR and Remil shall, until such approval occurs, (i) remain responsible for the insurance of the Governador Valadares and Nova Iguacu Businesses, respectively, and (ii) transfer the totality of the amount received from the insurance company (indemnification for contingent event) to the other Party, in the event of occurrence of contingent events involving the Governador Valadares and Nova Iguacu Businesses, respectively.

1.5. Operational and Other Measures, After the Swap. Each of the Parties hereby agrees to, after the Date of the Swap and for the term of one (1) year, counted from the Date of the Swap, cooperate with each other in relation to the supply of information and documents in connection with the Nova Iguacu and Governador Valadares Businesses, referring to sales, distribution, marketing, commercialization, support services, the regularization of the corporate acts and the compliance with the obligations related to this operation before the competent government bodies, which may be required by the other Party.

1.5.1 Upon the materialization of the Swap, RJR and Zohhal shall be solely and exclusively responsible for keeping the insurance of the establishment of the Nova Iguacu Business and, likewise, Remil, CMR, Recofarma or F-2299 shall be solely and exclusively responsible for keeping the insurance of the establishments of the Governador Valadares Business. For such purpose, each of the Parties shall, upon materialization of the Swap, notify the respective insurance companies, so that they may proceed to the proper adaptations in the insurance policies related to the establishments of the Governador Valadares and Nova Iguacu Businesses, as the case may be, in such a way as to show the covenants herein, and always in such a way as to guarantee that the establishments of the Governador Valadares and Nova Iguacu Businesses are not left uncovered by insurance at any time.

CLAUSE 2. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each of the Parties hereby represents and warrants to the other Party as follows:

2.1. Quota Capital of the Companies.

2.1.1. On the Date of the Swap, the total quota capital of Zohhal shall consist of quotas having a par value of one Real (R$ 1.00), basically corresponding to the amount of the contribution of the Nova Iguacu Business, already calculating the amount corresponding to the spun-off portion of Zohhal, which was transferred to Recofarma, pursuant to the provisions of the corporate documents mentioned in Exhibit 1.2.1 (d).

2.1.2. On the Date of the Swap, the total quota capital of F-2299 shall consist of quotas having a par value of one Real (R$ 1.00), basically corresponding to the amount of capital contribution made, on the Date of the Swap, through the contribution of the Governador Valadares Business to the company, in addition to the quotas corresponding to the Provision of Funds, and of those resulting from the provision of funds mentioned in Clause 1.4.2.

2.2. Ownership of the Stockholdings.

2.2.1. On the Date of the Swap, Recofarma shall be the lawful owner of one hundred percent (100%) of the quotas representing the quota capital of Zohhal, fully clear and unencumbered as regards any encumbrances, attachments, burdens, options, rights of first refusal or purchase priority and other claims of whichever nature, and shall have full right, power and authority, as required by its respective acts of incorporation, to vote at the General Meetings and/or quotaholders' meetings and any decisions, including through amendments to the articles of association of Zohhal. Except as set forth herein, there shall not be, on the Date of the Swap, any lawsuit, administrative proceeding or other fact or circumstance that impairs or interferes in the materialization of the transaction set forth in Clause I of this Agreement.

2.2.2 On the Date of the Swap, RJR shall be the lawful owner of one hundred percent (100%) of the quotas representing the quota capital of F-2299, fully clear and unencumbered as regards any encumbrances, attachments, burdens, options, rights of first refusal or purchase priority and other claims of whichever nature, and shall have full right, power and authority, as required by its respective acts of incorporation, to vote in the decisions of quotaholders of F-2299, including through amendments to the articles of association of F-2299. Except as set forth herein, there shall not be, on the Date of the Swap, any lawsuit, administrative proceeding or other fact or circumstance that impairs or interferes in the materialization of the transaction set forth in Clause I of this Agreement.

2.3. Existence and Good Standing.

2.3.1. Recofarma (a) is a limited liability company duly organized, validly existing and in good standing pursuant to Brazilian law; and (b) has full powers and corporate authorization to hold possession and/or ownership of the quotas of Zohhal.

2.3.1.1. Zohhal (a) is a limited liability company duly organized, validly existing and in good standing, pursuant to Brazilian law; and (b) has full powers and corporate authorization to hold possession and/or ownership of the assets it currently owns or maintains, as well as to conduct its respective activities and business; (c) except as regards the express provisions of this Agreement, it has the licenses, registrations, documents, permits and authorizations required by the Federal, State and Municipal bodies to conduct its respective activities, and the conduct of such activities is not in disagreement with any administrative norm or regulation. The complete and accurate wording of Zohhal's Articles of Association currently in effect is the one contained in the Amendment to the Articles of Association evidencing the transfer of ownership of the quotas, due to the reduction of the capital stock of CMR, which wording shall not be substantially modified until the Date of the Swap, except to the extent that it necessarily results from Zohhal's spin-off, which shall occur until the Date of the Swap.

2.3.2. RJR (a) is a limited liability company duly organized, validly existing and in good standing, pursuant to the Brazilian law; and (b) has full powers and corporate authorization to hold possession and/or ownership of the assets it currently owns or maintains, and of the quotas of F-2299, as well as to conduct its respective activities and businesses; (c) except as regards the express provisions of this Agreement, it has the licenses, registrations, documents, permits and authorizations required by the Federal, State and Municipal bodies to develop its respective activities, and the exercise of such activities is not in disagreement with any administrative norm or regulation.

2.3.2.1 F-2299 (a) is a limited liability company duly organized, validly existing and in good standing, pursuant to Brazilian law; and (b) has full powers and corporate authorization to hold possession and/or ownership of the assets it currently owns or maintains, as well as to conduct its respective activities and business; (c) except as regards the express provisions of this Agreement, it has the licenses, registrations, documents, permits and authorizations required by the Federal, State and Municipal bodies to conduct its respective activities, and the conduct of such activities is not in disagreement with any administrative norm or regulation. The complete and accurate wording of F-2299's Articles of Association currently in effect is the one contained in the Amendment to the Articles of Association of June 29, 2004, which wording shall not be substantially modified until the Date of the Swap, except to the extent that necessarily results from the contribution of the Governador Valadares Business and the Provision of Funds.

2.4. Subsidiaries. Zohhal and F-2299 do not have any subsidiary nor interest of any nature in any company, association or consortium.

2.5. Establishments.

2.5.1. Establishment of the Nova Iguacu Business. Until the Date of the Swap, CMR and Remil shall transfer the establishment of the Nova Iguacu Business to Zohhal. Recofarma, CMR and Remil hereby agree to maintain the establishment of the Nova Iguacu Business until the Date of the Swap, except in relation to the express provisions of this Agreement: (a) regularly open; (b) validly existing and in good standing, pursuant to the law of the Country; and (c) holder of all licenses, registrations, documents, permits and authorizations required by the Federal, State and Municipal bodies to function and perform the activities for which it was opened and which it currently performs, in such a way that the conduct of such activities is not in disagreement with any rule, administrative regulation, judgment, decision, commitment or decision of any judicial, administrative or governmental authority.

2.5.1.1. As a preparatory act for the Swap, Recofarma hereby agrees to open a branch office of Zohhal at the address of the establishment of the Nova Iguacu Business, upon the transfer of the goods and assets to the mentioned company, and to obtain, with due regard to the provisions of Clause 2.5.1.3 below, on behalf of Zohhal, all licenses and authorizations required by the Federal, State and Municipal bodies for the operation of said branch office, and for the regular conduction of the activities for which it was opened, including the obtainment, from the State Finance Office, of all authorizations required for the issuance of documents through electronic data processing - PED, so as to enable the generation and printing of books and Tax Invoices pursuant to the models used by RJR, in such a way that, as from the first business day immediately following the Date of the Swap, RJR is able to operate directly from the establishment of the Nova Iguacu Business, complying with all principal and accessory tax obligations, without any interruption.

2.5.1.2. Exhibit 2.5.1.2 contains copies of the authorizations and licenses required for the functioning of the establishment of the Nova Iguacu Business, obtained to this date.

2.5.1.3. Notwithstanding the provisions of Clause 6.2 (a) of this Agreement, CMR and Remil hereby acknowledge that, for the regular functioning of the establishment of the Nova Iguacu Business, in addition to the licenses and authorizations contained in Exhibit 2.5.1.2, the ones listed in Exhibit 2.5.1.3 are also required, which have not been obtained by CMR or by Remil to this date. Thus, the Parties agree that, if until the Date of the Swap, CMR and Remil have not obtained the authorizations and licenses listed in Exhibit 2.5.1.3 on behalf of Zohhal, Recofarma, CMR and Remil shall be responsible for reimbursing RJR for all expenses and costs incurred by the latter, in order to regularize the situation of the functioning of the establishment of Nova Iguacu, and such reimbursement must be effected in accordance with the procedure set forth in Clause 9.3.1. of this Agreement. If it becomes necessary, at RJR's sole discretion, CMR and/or Remil shall grant RJR a power of attorney, for representation purposes, before the environmental agencies or any other entities of the direct or indirect administration, so that the measures addressed in this Clause may be taken.

2.5.2. Establishments of the Governador Valadares Business. Until the Date of the Swap, RJR shall transfer the establishments of the Governador Valadares Business to F-2299, and shall have the Articles of Association of F-2299 include such establishments. RJR hereby agrees to maintain the establishments of the Governador Valadares Business until the Date of the Swap, except in relation to the express provisions of this Agreement: (a) regularly open; (b) validly existing and in good standing, pursuant to the law of the Country; and (c) holders of all licenses, registrations, documents, permits and authorizations required by the Federal, State and Municipal bodies to function and perform the activities they were for which they were opened and which they currently perform, in such a way that the conduct of such activities is not in disagreement with any rule, administrative regulation, judgment, decision, commitment or decision of any judicial, administrative or governmental authority.

2.5.2.1 As a preparation for the Swap, Remil has opened branch offices at the establishments of the Governador Valadares Business, and is in the course of obtaining all licenses and authorizations required by the Federal, State and Municipal bodies for such branch offices to function and regularly conduct the activities for which they were opened. RJR hereby agrees to cooperate with Remil in the process described in this Clause, including under the terms of Clause 2.5.2.3., in such a way that, as from the first business day immediately following the Date of the Swap, Remil is able to operate directly from the establishments of the Governador Valadares Business, complying with all principal and accessory tax obligations, without any continuity solution.

2.5.2.2. Exhibit 2.5.2.2. contains copies of all authorizations and licenses of any nature required for the functioning of the establishments of the Governador Valadares Business, obtained to this date.

2.5.2.3. Notwithstanding the provisions of Clause 7.2 (a) of this Agreement, RJR hereby acknowledges that, for the regular functioning of the establishments of the Governador Valadares Business, in addition to the licenses and authorizations contained in Exhibit 2.5.2.2, the ones listed in Exhibit 2.5.2.3 are also required, which have not been obtained by RJR to this date. Thus, the Parties agree that, if until the Date of the Swap, RJR has not obtained the authorizations and licenses listed in Exhibit 2.5.2.2, RJR shall be responsible for reimbursing Recofarma, CMR or Remil for all expenses and costs incurred by the latter, in order to regularize the situation of the functioning of the establishments of the Governador Valadares Business, and such reimbursement shall be effected in accordance with the procedure set forth in Clause 9.3.1. of this Agreement. If it becomes necessary, at the sole discretion of Recofarma and/or CMR and/or Remil, RJR shall grant Recofarma and/or CMR and/or Remil a power of attorney, for representation purposes, before the environmental agencies or any other entities of the direct or indirect administration, so that the measures addressed in this Clause may be taken.

2.6. Employees.

2.6.1. Exhibit 2.6.1. hereof contains a complete and accurate list of all persons who shall be employees of Zohhal on the Date of the Swap, including their respective functions, salary and date of employment, as well as all labor unions they are and shall be affiliated with on the Date of the Swap, and the collective agreements executed by CMR or by Remil, applicable to such employees. On the Date of the Swap, the employees of both Remil and CMR listed in Exhibit
2.6.1. shall have been legally transferred to Zohhal and shall be regularly registered in the appropriate books of Zohhal, along with the respective compensation owed to each one of them, always in accordance with the applicable laws and regulations. Remil, CMR and Zohhal shall have made all registrations and filings, and shall have taken all required actions, pursuant to the laws and regulations relating to social security, labor laws and social contributions. With due regard to the provisions in Clauses 1.4.1 and 1.4.2 of this Agreement, all social security and social contributions owed shall have been fully paid by Remil and by CMR until the date of transfer of such employees to Zohhal. Zohhal is not engaged in any labor disputes.

2.6.2. Exhibit 2.6.2. hereof contains a complete and accurate list of all persons who shall be employees of F-2299 on the Date of the Swap, including their respective functions, salary and date of employment, as well as all labor unions they are and shall be affiliated with on the Date of the Swap, and the collective agreements executed by RJR, applicable to such employees. On the Date of the Swap, all employees of the Governador Valadares Business listed in
Exhibit 2.6.2. shall have been legally transferred from RJR and to F-2299, and shall be regularly registered in the appropriate books of F-2299, along with the respective compensation owed to each one of them, always in accordance with the applicable laws and regulations. RJR and F-2299 shall have made all registrations and filings, and shall have taken all required actions, pursuant to the laws and regulations relating to social security, labor laws and social contributions. With due regard to the provisions in Clauses 1.4.1 and 1.4.2 of this Agreement, all social security and social contributions owed shall have been fully paid by RJR until the date of transfer of such employees to F-2299. F-2299 is not engaged in any labor disputes.

2.7. Real Estate Property and Equipment.

2.7.1. Exhibit 2.7.1 hereof contains the description of (a) all equipment, machinery and other assets, both tangible and intangible, and (b) of the real estate property of the Nova Iguacu Business, which shall be transferred by CMR to Zohhal, until the Date of the Swap. On the Date of the Swap, Zohhal shall be in possession of, by reason of the transfer of the Nova Iguacu Business, the rights relating to the real estate property of the Nova Iguacu Business and its respective improvements (the deeds and/or instruments of transfer of ownership of which shall be pending registration before the respective real estate registries), as well as of the associated equipment, machinery and other assets, both tangible and intangible, which shall be free of, in any case, mortgages, guarantees, burdens, encumbrances, easements, right of use, possession by third parties or restrictions of any nature, or taxes in default. The real estate property of the Nova Iguacu Business and its respective improvements or occupation, as well as the equipment, machinery and other assets shall have been lawfully acquired by Zohhal, by reason of the Swap. Neither the entirety nor any part of the real estate property of the Nova Iguacu Business, to be transferred to Zohhal, shall be encumbered, expropriated, confiscated or in any way taken by any authority or by any individual (except as set forth in Exhibit 2.7.1), and Recofarma, CMR and Zohhal are not aware of, nor do they have any reasonable grounds to believe that any such lien, expropriation or confiscation is imminent or under consideration. The real estate property of the Nova Iguacu Business and its improvements, as well as all of the machinery, equipment, tools, forms, accessories, vehicles, inventories, facilities and other assets and properties that shall belong to Zohhal on the Date of the Swap, shall be in the preservation state and in the operation and maintenance conditions they are found to be on this date, except for normal wear and tear. Except as disclosed in Exhibit 2.7.1 hereof, the facilities, buildings and other assets and properties of Zohhal, on the Date of the Swap, or the operation and maintenance of the same, as it currently occurs, shall not be in violation of any law, order or administrative zoning regulation in force, nor shall it violate any restrictive clause or legal provision, the exception to which could, in any relevant aspect, affect or preclude the continued use of the same, for the purposes they are currently being used, and shall continue to be used until the Date of the Swap, or would considerably affect the value of such assets and properties. Any notification issued by any body, government agency or authority that has been delivered to Recofarma, CMR, Remil or Zohhal, in connection with any of the assets and properties of Zohhal on the Date of the Swap, which claims violation of any of such laws, orders or regulations, or which demands or warns about the need of performance of any work, repair, construction or installation, relating to such assets and properties, shall have been complied with.

2.7.1.1. CMR hereby acknowledges that, pursuant to Exhibit 2.7.1., in relation to the area of 79,655.00m2, located at Rua Dr. Armando Salles, subject-matter of Registration No. 378 in the Register of the 4th Real Estate Registry Office of the 7th Circumscription of Nova Iguacu, Rio de Janeiro, it is the holder of title, with ownership registered with the mentioned registry, and that such area is free of any burdens or encumbrances, and that the annotation of the construction of the industrial shed, having a built area of 14,353.00m2 was not effected, where the activities inherent to the Nova Iguacu Business are conducted. Hence, the Parties hereby agree that, if, until the Date of the Swap, CMR has not regularized the registrations relating to the real estate property mentioned in this Clause 2.7.1.1, it shall be responsible for reimbursing RJR for all expenses and costs (including fines, additions and fees of counsel), incurred by the latter for the regularization of the situation of the real estate property, and such reimbursement shall occur in accordance with the terms set forth in Clause 9.3.1 of this Agreement.

2.7.2. Exhibit 2.7.2 hereof contains the description of (a) all equipment, machinery and other assets, both tangible and intangible, and (b) of the own real estate property of the Governador Valadares Business, which shall be transferred by RJR to F-2299, until the Date of the Swap, and (c) of the leased real estate properties of the Governador Valadares Business, the lease contracts of which, executed by RJR, on an original or successory basis, shall be transferred by RJR to F-2299, until the Date of the Swap. On the Date of the Swap, F-2299 shall be in possession of, by reason of the transfer of the Governador Valadares Business, the rights relating to the real estate property of the Governador Valadares Business described in item (a) of this Clause and its respective improvements (the deeds and/or instruments of transfer of ownership of which shall be pending registration before the respective real estate registries), as well as the lease contracts with the owners of the leased real estate properties of the Governador Valadares Business, equipment, machinery and other assets, both tangible and intangible, which shall be free of, in any case, guarantees, burdens, encumbrances, easements, right of use, possession by third parties or restrictions of any nature, or taxes in default. The real estate property of the Governador Valadares Business described in item
(a) of this Clause, the rights resulting from the lease contracts of the leased real estate properties of the Governador Valadares Business, as well as the equipment, machinery and other assets comprising or belonging to the establishments of the Governador Valadares Business shall have been lawfully acquired by F-2299, by reason of the Swap. Neither the entirety nor any part of the real estate properties of the Governador Valadares Business mentioned in this Clause, to be transferred to F-2299, shall be encumbered, expropriated, confiscated or in any way taken by any authority or by any individual, and RJR is not aware of, nor does it have any reasonable grounds to believe that any of such lien, expropriation or confiscation is imminent or under consideration. The real estate property of the Governador Valadares Business or occupation described in item (a) of this Clause, as well as all of the machinery, equipment, tools, forms, accessories, installations and other assets and properties of the Governador Valadares Business that shall belong to F-2299 on the Date of the Swap, shall be in the preservation state and in the operation and maintenance conditions they are found to be on this date, except for normal wear and tear. Except as disclosed in Exhibit 2.7.2 hereof, the facilities and other assets and properties of F-2299, on the Date of the Swap, or the operation and maintenance of the same, as it currently occurs, shall not be in violation of any law, order or administrative zoning regulation in force, nor shall it violate any restrictive clause or legal provision, the exception to which could, in any relevant aspect, affect or preclude the continued use of the same, for the purposes they are currently being used, and shall continue to be used until the Date of the Swap, or would considerably affect the value of such assets and properties. Any notification issued by any body, government agency or authority that has been delivered to RJR or to F-2299, in connection with any of the assets and properties of F-2299, including the leased real estate properties of the Governador Valadares Business, on the Date of the Swap, which claims violation of any of such laws, orders or regulations, or which demands or warns about the need of performance of any work, repair, construction or installation, relating to such assets and properties, shall have been complied with.

2.7.2.1. RJR hereby acknowledges that, pursuant to Exhibit 2.7.2., it is the owner of the real estate property of the Governador Valadares Business described in item (a) of Clause 2.7.2, with title registered in its registration, and that it is free of any burdens or encumbrances, and that there are discrepancies among the area of the mentioned real estate property, the built area of the Real Estate Property of the Governador Valadares Business and the areas listed in the competent Real Estate Registry and in the Municipal Government of Governador Valadares. The Parties hereby agree that, if, until the Date of the Swap, RJR has not arranged for the making of the proper corrections of the areas relating to the mentioned real estate property with the competent government bodies, it shall be responsible for reimbursing Recofarma, Remil, CMR or F-2299 for all expenses and costs (including fines, additions and fees of counsel), incurred by the latter for the regularization of the situation of the real estate property, under the terms of Clause 9.3.1, without prejudice to the submittal of documents, as well as the granting of the required powers of attorney, with sufficient powers to represent RJR before the government agencies of any spheres, in order to make any required regularization.

2.7.2.2 The Parties hereby agree that, if, until the Date of the Swap, RJR has not arranged for the formalization of the renewal of the lease contracts of the leased real estate properties of the Governador Valadares Business Leased, as well as the assignment thereof to F-2299, it shall be responsible for reimbursing Recofarma, Remil, CMR or F-2299 for all expenses and costs (including fines, additions, procedural costs relating to any actions concerning such real estate properties and fees of counsel), incurred by the latter upon the renewal and respective assignment of the lease contracts of the leased real estate properties of the Governador Valadares Business, or upon the execution of new lease contracts, to substitute any of the lease contracts of the mentioned real estate properties, provided that the same be executed on conditions and amounts similar to the ones in effect prior to the Swap, without prejudice to the submittal of documents, as well as the granting of the required powers of attorney, with sufficient powers to represent RJR before the government agencies of any spheres, in order to make any required regularization. As applicable, the Parties shall follow the reimbursement procedure set forth in Clause 9.3.1.

2.7.3. Assets and Activities. There is no award, judgment, decision or prohibition by any judicial, administrative or government authority, in the Federative Republic of Brazil or in any other Country, involving any of the Parties, which could cause negative or significant effects on the assets and/or operational activities of the Nova Iguacu Business and of the Governador Valadares Business.

2.8. Customers

2.8.1. Exhibit 2.8.1 contains the description of all customers currently served, directly or indirectly, by Remil and/or Zohhal within the Nova Iguacu Territory, who shall be directly served by RJR or by whomever the latter may appoint, on the day immediately following the Date of the Swap. Possible customers who, as from the date of execution of this Agreement, are prospected within the limits of the Nova Iguacu Territory, shall automatically integrate the portfolio of customers comprising the Nova Iguacu Business.

2.8.2 Exhibit 2.8.2 contains the description of all customers currently served, directly or indirectly, by RJR within the Governador Valadares Territory, who shall be directly served by Remil or F-2299, or by whomever the latter may appoint, on the day immediately following the Date of the Swap. Possible customers who, as from the date of execution of this Agreement on, are prospected within the limits of the Governador Valadares Territory, shall automatically integrate the portfolio of customers comprising the Governador Valadares Business.

2.8.3. The Parties hereby agree to send, after the Date of the Swap, a communication to the customers of the Governador Valadares and Nova Iguacu Businesses, informing about the change of ownership of the territories, as a result of the Swap, pursuant to the draft to be prepared and approved by both Parties.

2.9. Environmental Issues. For the purposes of this Clause, "Environmental Law" or "Environmental Laws" means any legislation of the Country's legal system, as well as any law, statute, regulation, ordinance, rule, order, decree, judgment, decision or government requirement decreed, enacted, effected, or imposed by any Brazilian government authority, which relates or otherwise imposes obligations or behavioral standards in connection with the manufacturing, storing, bottling, commercialization, and any and all activities relating to the productive and commercialization process of soft drinks and beverages in general, including, but not limited to, scents or any pollutants, contaminants or wastes, toxic or hazardous substances or materials, whether in the form of material or power, of water, land or air, the environment, or that otherwise are related to the manufacturing, processing, generation, distribution, use, treatment, storing, disposal, cleaning, transportation or handling of pollutants, contaminants or materials, toxic or hazardous substances or wastes; and "Government Agency" means any existing Brazilian political or government subdivision, whether federal, state or local, or any agency or instrument of any such government or political subdivisions.

2.9.1 Except as set forth in Exhibit 2.9.1, exclusively in relation to the Nova Iguacu Business, (i) the conduction of Zohhal's operations on the Date of the Swap and, previously, the conduction of such operations by CMR and Remil, is and has always been in compliance with all Environmental Laws in effect, and there is no condition nor event that constitutes or has constituted a violation, or that causes any encumbrance or burden, by reason of any Environmental Law; (ii) Zohhal shall have and, prior to the transfer of the operations to Zohhal, Remil and CMR had all permits, licenses, approvals, consents and other authorizations required by or relevant to any applicable Environmental Law (each of them herein referred to as "Environmental License"), required to conduct the respective operations, complying with all requirements, conditions and limitations included in the Environmental Licenses; (iii) there is not, and Zohhal, CMR and Remil have not used neither stocked, nor shall they have stocked, on or before the Date of the Swap, any substance or material deemed to be pollutant, contaminant, toxic or hazardous, whether in the form of material or power, within the atmosphere, water or land, or in any other way on, over or inside any property or premises used in their operations, except as permitted by all applicable Environmental Laws and Environmental Licenses; (iv) Zohhal, Recofarma, Remil or CMR have not received, neither shall they have received, on or before the Date of the Swap, any written notification from any Government Agency or from any other person, in the sense that any aspect of the functioning of their respective operations or of the respective equipment and machinery violates or has violated any Environmental Laws or Environmental Licenses, or in the sense that they are responsible for the cleaning or reparation of any substance, at any location; (v) Zohhal, Recofarma, CMR or Remil are not, nor until the Date of the Swap shall they be a party in any dispute or proceeding in any jurisdiction, whether judicial or administrative, involving any claim for losses, provisional remedy, penalty or other potential obligation with regard to violations of any Environmental Law, in connection with the functioning of the respective operations, equipment and machinery of the Nova Iguacu Business; (vi) Zohhal and, prior to the transfer of the operations to Zohhal, Remil and CMR submitted and shall submit, in due time, all required reports and notifications, relating to all properties and premises where their respective operations are conducted, and they generated and maintained all records and data required for compliance with all applicable Environmental Laws; and (vii) Zohhal and, prior to the transfer of the operations to Zohhal, Remil and CMR did not or do not conduct their activities in environmental protection areas, areas of permanent preservation or Preservation Units, or in the neighborhoods of such areas, pursuant to Federal Law No. 9,985, of July 18, 2000, its regulations, as well as the relevant municipal and state legislation.

2.9.2. Except as set forth in Exhibit 2.9.2, exclusively in relation to the Governador Valadares Business, (i) the conduction of F-2299's operations on the Date of the Swap and, previously, the conduction of such operations by RJR, is and has always been in compliance with all Environmental Laws in effect, and there is no condition nor event that constitutes or has constituted a violation, or that causes any encumbrance or burden, by reason of any Environmental Law;
(ii) F-2299 shall have and, prior to the transfer of the operations to F-2299, RJR had all permits, licenses, approvals, consents and other authorizations required by or relevant to any applicable Environmental Law (each of them herein referred to as "Environmental License"), required to conduct the respective operations, complying with all requirements, conditions and limitations included in the Environmental Licenses; (iii) there is not, and F-2299 and RJR have not used nor stocked, nor shall they have stocked, on or before the Date of the Swap, any substance or material deemed to be pollutant, contaminant, toxic or hazardous, whether in the form of material or power, within the atmosphere, water or land, or in any other way on, over or inside any property or premises used in their operations, except as permitted by all applicable Environmental Laws and Environmental Licenses; (iv) F-2299 or RJR have not received, nor shall they have received, on or before the Date of the Swap, any written notification from any Government Agency or from any other person, in the sense that any aspect of the functioning of their respective operations or of the respective equipment and machinery violates or has violated any Environmental Laws or Environmental Licenses, or in the sense that they are responsible for the cleaning or reparation of any substance, at any location; (v) F-2299 and RJR are not, nor until the Date of the Swap shall they be a party in any dispute or proceeding in any jurisdiction, whether judicial or administrative, involving any claim for losses, provisional remedy, penalty or other potential obligation with regard to violations of any Environmental Law, in connection with the functioning of the respective operations, equipment and machinery of the Governador Valadares Business; (vi) F-2299 and, prior to the transfer of the operations to F-2299, RJR, submitted and shall submit, in due time, all required reports and notifications, relating to all properties and premises where their respective operations are conducted, and they generated and maintained all records and data required for compliance with all applicable Environmental Laws; and (vii) F-2299 and, prior to the transfer of the operations to F-2299, RJR, did not or do not conduct their activities in environmental protection areas, areas of permanent preservation or Preservation Units, or in the neighborhoods of such areas, pursuant to Federal Law No. 9,985, of July 18, 2000, its regulations, as well as the relevant municipal and state legislation.

2.9.3. The Parties hereby represent that, in order to conduct a specific assessment of the situation of the environmental aspects of the Governador Valadares and Nova Iguacu Businesses, an environmental due diligence was performed by the firm SGS ICS Certificadora Ltda., at the establishment of the Nova Iguacu Business and at the establishments of the Governador Valadares Business, located in Governador Valadares, Minas Gerais, and Ipatinga, Minas Gerais ("Environmental Due Diligence"), the report of which was issued in May, 2004, which even contains a list of recommended actions, contained in Exhibit I of the respective Environmental Due Diligence reports ("List of Actions"), which hereby becomes an integral part of this Agreement as its Exhibit 2.9.3. If, until the Date of the Swap, any of the Parties has failed to take any of the actions of their responsibility, pursuant to Exhibit 2.9.3, such Party shall be responsible for reimbursing the other Party for all expenses incurred by the innocent Party upon the implementation of the respective pending recommended action(s), pursuant to Clause 9.3.1. If, until the Date of the Swap, any of the Parties has initiated the process of implementing the respective pending recommended action(s), the same shall bear all costs related to such process, until its completion.

2.9.4. In addition to the responsibility of each of the Parties, established in Clauses 2.9.1, 2.9.2 and 2.9.3. above, and in Clauses 6 and 7 of this Agreement, the Parties hereby agree that they shall be responsible for, under the terms below, any and all burdens, expenses and costs required to identify and repair possible hidden environmental liabilities, at the establishments of the Nova Iguacu and Governador Valadares Businesses, as the case may be, as well as for judicial claims, indemnities or penalties imposed by environmental authorities, as a result thereof. Hidden environmental liabilities may include, but shall not be limited to, the contamination of the ground and/or underground waters, the procurement of pluvial waters, liabilities that have not been identified in the environmental due diligence conducted by SGS and/or that, in any way, the Parties are not aware of, until this date. CMR and Remil shall respond for hidden environmental liabilities existing at the establishment of the Nova Iguacu Business, as a result of their activities conducted on or before the Date of the Swap, and RJR shall respond for hidden environmental liabilities existing at the establishments of the Governador Valadares Business, as a result of its activities conducted on or before the Date of the Swap.

2.10. Inventories.

2.10.1. In order to prevent the operations at the Nova Iguacu and Governador Valadares Territories from experiencing any setback in their ordinary course and/or going concern, the Parties hereby agree to, on the Date of the Swap, make available to one another, at the establishments of the Nova Iguacu and Governador Valadares Businesses, through reciprocal and concomitant purchase and sale operations, inventories of finished products sufficient for five (5) days of sales in their current territories, calculated in accordance with the following formula: Amount of Inventory to be made available, expressed in u.c. = 5 days * (quantity of finished product sold in 2003, expressed in u.c.)/(250 business days), pursuant to Exhibit 2.10.1, keeping the proportion of the sales volume determined in the assessment of the Nova Iguacu and Governador Valadares Businesses.

2.10.2. The payments of the amounts reciprocally owed, due to the above mentioned operations of purchase and sale of inventories, shall be effected through offsetting between Remil and RJR. If, after the offsetting, a creditor balance remains in favor of any of the Parties, the creditor shall grant the other Party a financial discount equal to the amount of its credit, in such a way that, for all legal purposes and effects, the respective reciprocal discharges occur, whereby no Party shall be a creditor and/or debtor in relation to the other, as regards the operations described in this clause.

2.10.3. The inventories that are the purpose of these reciprocal and concomitant purchase and sale operations shall be comprised of a mix of products equivalent to the average sales mix of the last three months of the Nova Iguacu Territory (regarding the inventory to be sold to RJR) and of the Governador Valadares Territory (regarding the inventory to be sold by RJR).

2.10.4. On the Date of the Swap, the inventory items of finished products of the Nova Iguacu and Governador Valadares Businesses shall be free from defects and shall be ready for use, without restrictions as to quantity or quality, in the ordinary course of the operations/activities of Zohhal and F-2299, or shall be ready to be sold at market price. CMR and Remil, on the one part, and RJR, on the other part, do not know if any of the assets of the Nova Iguacu and Governador Valadares Businesses, respectively, show or shall show, when marketed or when in any way in possession of third parties (such as, for example, bottles, packs, sales support technical and promotional material), any relevant defect as regards their condition, maintenance or repairs, and/or is or shall be, as regards quality or quantity, inappropriate for the purposes for which it is intended, except for normal wear and tear or validity.

2.11. Cash.

2.11.1. Exhibit 2.11.1 of this instrument is an accurate list of all bank accounts existing on this date and on the Date of the Swap, maintained by Zohhal, with an indication of the names of all the persons authorized to operate such bank accounts, in each case.

2.11.2. Exhibit 2.11.2 of this instrument is an accurate list of all bank accounts existing on this date and on the Date of the Swap, maintained by F-2299, with an indication of the names of all the persons authorized to operate such bank accounts, in each case.

2.11.3. On the Date of the Swap, the Parties shall complement Exhibits 2.11.1 and 2.11.2, as the case may be, with (i) the indication of the existing account balances of Zohhal and of F-2299, and (ii) the description and destination of the amounts deposited in the mentioned bank accounts, in compliance with the provisions in Clause 1.4.

2.12. Insurance.

2.12.1. Exhibit 2.12.1 hereof contains an accurate list of all insurance policies maintained by Remil or by CMR (which shall be transferred to Zohhal until the Date of the Swap), relating to the Nova Iguacu Business, against risks usually covered by companies of the same field of activity, and identifies, in each case, the respective insurance company, the amount of the premium and of the coverage, the type of insurance, the number of the insurance policy and any pending claims in connection therewith. Each of the insurance policies specified in Exhibit 2.12.1 is and shall be, on the Date of the Swap, in full effect, and Recofarma, Remil or CMR have not failed to notify or submit any relevant claim, in relation to any of such insurance policies. Recofarma, Remil and CMR are not aware of any circumstances that could give the insurance companies the right to refuse to comply with their obligations, established in the mentioned insurance policies, as well as there is no contingent event that has not been properly communicated to the respective insurance companies.

2.12.2. Exhibit 2.12.2 hereof contains an accurate list of all insurance policies maintained by RJR, in relation to the Governador Valadares Business, against risks usually covered by companies of the same field of activity, and identifies, in each case, the respective insurance company, the amount of the premium and of the coverage, the type of insurance, the number of the insurance policy and any pending claims in connection therewith. Each of the insurance policies specified in Exhibit 2.12.2 is and shall be, on the Date of the Swap, in full effect, and RJR has not failed to notify or submit any relevant claim, in relation to any of such insurance policies. RJR and F-2299 are not aware of any circumstances that could give the insurance companies the right to refuse to comply with their obligations, established in the mentioned insurance policies, as well as there is no contingent event that has not been properly communicated to the respective insurance companies.

2.13. Taxes.

2.13.1. By Zohhal, CMR and Remil:

2.13.1.1. On the Date of the Swap, Zohhal shall not be in default in relation to any federal, state or municipal taxes, or others, in relation to any fiscal year. Likewise, in the ordinary course of its business, Zohhal shall have withheld and paid, to the tax authorities, and to other competent authorities, all taxes, social and social security contributions, as well as any amount whose withholding and payment are required, in relation to salaries and compensations of its officers, employees, contractors and others who receive payment from Zohhal.

2.13.1.2. Exclusively in relation to the Nova Iguacu Business, (i) CMR and Remil, on the Date of the Swap, shall not be in default in relation to any federal, state or municipal taxes, or others, in relation to any fiscal year; and (ii) in the ordinary course of their business, CMR and Remil shall have withheld and paid, to the tax authorities, and to other competent authorities, all taxes, social and social security contributions, as well as any amount whose withholding and payment are required, in relation to salaries and compensations of its officers, employees, contractors and others who receive payment from CMR and Remil.

2.13.2. By F-2299 and RJR:

2.13.2.1. On the Date of the Swap, F-2299 shall not be in default in relation to any federal, state or municipal taxes, or others, in relation to any fiscal year. Likewise, in the ordinary course of its business, F-2299 shall have withheld and paid, to the tax authorities, and to other competent authorities, all taxes, social and social security contributions, as well as any amount whose withholding and payment are required, in relation to salaries and compensations of its officers, employees, contractors and others who receive payment from F-2299.

2.13.2.2. Exclusively in relation to the Governador Valadares Business, (i) RJR, on the Date of the Swap, shall not be in default in relation to any federal, state or municipal taxes, or others, in relation to any fiscal year; and (ii) in the ordinary course of its business, RJR shall have withheld and paid, to the tax authorities, and to other competent authorities, all taxes, social and social security contributions, as well as any amount whose withholding and payment are required, in relation to salaries and compensations of its officers, employees, contractors and others who receive payment from RJR.

2.14. Agreements / Contracts

2.14.1. Exhibit 2.14.1 hereof contains a list of all agreements/contracts in force, in which Remil or CMR is a party, in relation to the Nova Iguacu Business and which for such reason shall be transferred to Zohhal prior to the Date of the Swap. In relation to the Nova Iguacu Business, the following are also highlighted in Exhibit 2.14.1:

(a) all employment contracts relating to the employees who shall be transferred to Zohhal;

(b) all licensing agreements, or distribution, commercialization, representa-tion, procurement, commission, promotional or brokerage agreements;

(c) all contracts for future purchase of materials, raw-material, supplies, services, assets or equipment, which imply disbursements, for their remaining term of effectiveness;

(d) all profit-sharing plans and agreements involving officers, managers, employees and third parties, or the payment of bonus, indemnification upon dismissal or discharge, pension or retirement, which represent an obligation for Zohhal, as from the Date of the Swap;

(e) all contracts, covenants and agreements that involve any granting of rights to third parties, to purchase or sell any asset, property or right; and

(f) all rental and lease contracts of real estate, equipment, machinery or facilities.

2.14.2. Exhibit 2.14.2 hereof contains a list of all agreements in force, in which RJR is a party, in relation to the Governador Valadares Business and which for such reason shall be transferred to F-2299 prior to the Date of the Swap. In relation to the Governador Valadares Business, the following are also highlighted in Exhibit 2.14.2:

(a) all employment contracts relating to the employees who shall be transferred to F-2299;

(b)   all   licensing    agreements,    or   distribution,    commercialization,
representation, procurement, commission, promotional or brokerage agreements;

(c) all contracts for future purchase of materials, raw-material, supplies, services, assets or equipment, which imply disbursements, for their remaining term of effectiveness;

(d) all profit-sharing plans and agreements involving officers, managers, employees and third parties, or the payment of bonus, indemnification upon dismissal or discharge, pension or retirement, which represent an obligation to F-2299, as from the Date of the Swap;

(e) all contracts, covenants and agreements that involve any granting of rights to third parties, to purchase or sell any asset, property or right; and

(f) all rental and lease contracts of real estate, equipment, machinery or installations.

2.15. Compliance with Agreements.

2.15.1. The entering into of this Agreement, under the terms set forth herein, does not and shall not violate, on the Date of the Swap, any provisions of any agreements or instruments relating to the Nova Iguacu Business, of which CMR, Remil or Zohhal are a party on such occasion, nor shall it give cause to the early maturity of any obligation provided for in the mentioned agreements or instruments, or to the creation of any burden or encumbrance over any assets of the Nova Iguacu Business; likewise, there are and there shall be, on the occasion, no circumstances, facts or commitments in connection with the Nova Iguacu Business, by reason of which, pursuant to the applicable legislation on this date and on the Date of the Swap, any change in the ownership of the assets and goods to Zohhal shall result in any change of powers, rights, prerogatives or authority to conduct the Nova Iguacu Business.

2.15.2. The entering into of this Agreement, under the terms set forth herein, does not and shall not violate, on the Date of the Swap, any provisions of any agreements or instruments relating to the Governador Valadares Business, of which RJR or F-2299 are a party on such occasion, nor shall it give cause to the early maturity of any obligation provided for in the mentioned agreements or instruments, or to the creation of any burden or encumbrance over any assets of the Governador Valadares Business; likewise, there are and there shall be, on the occasion, no circumstances, facts or commitments in connection with the Governador Valadares Business, by reason of which, pursuant to the applicable legislation on this date and on the Date of the Swap, any change in the ownership of the assets and goods to F-2299 shall result in any change of powers, rights, prerogatives or authority to conduct the Governador Valadares Business.

2.16. No Litigation.

2.16.1 Zohhal is not and shall not be a party, on the Date of the Swap, in any litigation, judicial and administrative proceedings, labor claims or government investigations, whether pending or imminent. Except in relation to what is pointed out in Exhibit 2.16.1, exclusively in relation to the Nova Iguacu Business, CMR and Remil are not and shall not be, on the Date of the Swap, parties in any litigation, judicial and administrative proceedings, labor claims or government investigations, whether pending or imminent.

2.16.2 Except in relation to the process described in Exhibit 2.16.2, F-2299 is not and shall not be a party, on the Date of the Swap, in any litigation, judicial and administrative proceedings, labor claims or government investigations, whether pending or imminent. Except in relation to what is pointed out in Exhibit 2.16.2 (a), exclusively in relation to the Governador Valadares Business, RJR is not and shall not be a party, on the Date of the Swap, in any litigation, judicial and administrative proceedings, labor claims or government inquests, whether pending or imminent.

2.17. Inexistence of Agreements with Related Parties.

2.17.1 On the Date of the Swap, no quotaholder, former quotaholder, officer, manager or employee of Recofarma, CMR, Remil or Zohhal, nor any affiliated company or in which any of such persons has, directly or indirectly, any stockholding, shall be a party, directly or indirectly, in any transaction with Zohhal, which requires payment to such quotaholders, former quotaholders, officers, managers, employees or companies, except for the obligations set forth in the Manufacturing Agreement executed with CCIL.

2.17.2 On the Date of the Swap, no quotaholder, former quotaholder, officer, manager or employee of Andina, RJR or F-2299, nor any affiliated company or in which any of such persons has, directly or indirectly, any stockholding, shall be a party, directly or indirectly, in any transaction with F-2299, which requires payment to such quotaholders, former quotaholders, officers, managers, employees or companies, except for the obligations set forth in the Manufacturing Agreement executed with CCIL.

2.18 Guarantees.

2.18.1 Zohhal is not, and shall not be, on the Date of the Swap, a surety or co-guarantor, as well as it is not, and it shall not be the guarantor of any obligation of third parties, and it is not and shall not be a party in any contract or agreement, by reason of which it is bound to honor any of such obligations.

2.18.2 F-2299 is not, and shall not be, on the Date of the Swap, a surety or co-guarantor, as well as it is not, and it shall not be the guarantor of any obligation of third parties, and it is not and shall not be a party in any contract or agreement, by reason of which it is bound to honor any of such obligations.

2.19. Practice of Certain Acts.

2.19.1 Except as contained in Exhibit  2.19.1(a),  in relation to Zohhal, and in
Exhibit 2.19.1(b), in relation to F-2299, since their respective organization, Zohhal and F-2299, as well as CMR and Remil, in relation to the Nova Iguacu Business, and RJR, in relation to the Governador Valadares Business, as from this date:

(a) have neither undertaken nor been subject to any obligation or liability (past due or to become due), and, on the Date of the Swap, shall neither have undertaken nor become subject to any obligation or liability (past due or to become due), except regarding those obligations or commitments undertaken in the ordinary course of business and the obligations undertaken in agreements executed in the ordinary course of business;

(b) have neither settled nor satisfied and, on the Date of the Swap, shall neither have settled nor satisfied any encumbrance or charge, neither have they paid nor shall they have paid any obligations other than the current obligations, undertaken during the normal and ordinary course of business;

(c) (i) have neither declared nor made, nor agreed with the declaration or making, and, on the Date of the Swap, shall neither have declared nor made, or agreed with the declaration or making of any payment of dividends or distribution of any assets of any nature to quotaholders, (ii) have neither acquired nor redeemed, neither agreed with the acquisition or redemption, and, on the Date of the Swap, shall neither have acquired nor redeemed, or agreed with the acquisition or redemption of any portion of the quotas of their quota capital, respectively;

(d) have not given in mortgage, pledged or subjected to burdens, charges or any other encumbrance, neither have they agreed to proceed in such manner, in relation to any portion of their tangible and intangible assets; likewise, on the Date of the Swap, they shall not have given in mortgage, pledged or subjected to burdens, charges or any other encumbrance, nor shall they have agreed to proceed in such manner, in relation to any portion of their tangible and intangible assets;

(e) have neither sold nor transferred, or agreed with the sale or transfer of any portion of their assets, or cancelled or agreed with the cancellation of any debts or claims, excepted, in each case, the situations that occurred in the normal and ordinary course of business; also, they have neither executed nor agreed with the execution of any agreement or commitment, granting the right of first refusal in relation to the purchase of any part of their assets, properties or rights; likewise, on the Date of the Swap, they shall not have sold nor transferred, or agreed with the sale or transfer of any portion of their assets, or cancelled or agreed with the cancellation of any debts or claims, except, in each case, for the situations that occurred in the normal and ordinary course of business; also, they shall not have executed nor agreed with the execution of any agreement or commitment, granting the right of first refusal in relation to the purchase of any part of their assets, properties or rights;

(f) have not suffered and, on the Date of the Swap, shall not have suffered any extraordinary losses, nor have they waived or shall have waived their right to receive any significant amount;

(g) have not conducted and, on the Date of the Swap, shall not have conducted any transaction other than those connected with the normal and ordinary course of business;

(h) shall not have increased, until the Date of the Swap, the compensation paid, and shall neither have made nor agreed to make any adjustment, payment of bonus or extra compensation, of any nature, to any one of its officers, managers, employees or agents, unless such adjustments have been granted by reason of negotiation with the respective labor unions, or by reason of law;

(i) shall not have made, until the Date of the Swap, any relevant addendum or termination of any material contract, agreement or license, in relation to the Nova Iguacu Business, of which Remil, CMR or Zohhal are a party, and in relation to the Governador Valadares Business, of which RJR or F-2299 are a party;

(j) have not made, and, on the Date of the Swap, shall not have made any changes in marketing or production strategies, except those required in the ordinary course of business; and

(l) have not made, and, on the Date of the Swap, shall not have made any reappraisal of any of their assets, or any changes in any of the methods used by the accounting and tax practices.

2.20. Powers of Attorney.

2.20.1 Exhibit 2.20.1 contains a list of all powers of attorney granted, or that shall be granted by Zohhal, and that shall be in effect on the Date of the Swap.

2.20.2 Exhibit 2.20.2 contains a list of all powers of attorney granted, or that shall be granted by F-2299, and that shall be in effect on the Date of the Swap.

2.21. Debts. Except as set forth in this Agreement and its exhibits, Zohhal and F-2299 do not have, on this date, and shall not have, on the Date of the Swap, any debt, liability or obligation of any nature (incurred or contingent), including, but not limited to, before financial institutions, debts of a tax, labor, social security or commercial nature, or resulting from a warranty given to customers, the non-compliance with agreements or from complaints in connection with services rendered.

2.22. Authority to Execute the Agreement and the Operations Provided. The Parties have full power and corporate authorization to execute the present Agreement and to consummate the operations provided for herein. The execution of and the compliance with this Agreement, as well as of the other instruments provided for herein were duly authorized by all required corporate actions, and no additional corporate action is required, by the Parties or their partners/shareholders, to consummate the operations provided for herein. This Agreement and the other instruments hereof create and shall create legal, valid and binding obligations for the Parties, enforceable against the same and their controllers pursuant to their terms.

CLAUSE 3. SPECIAL REPRESENTATIONS AND WARRANTIES ABOUT RECOFARMA, CMR AND REMIL.

3.1. Debts and Liabilities. Except as set forth in Clause 1.4 of this Agreement, no debts, obligations and liabilities shall be transferred to Zohhal, including those inherent to the Nova Iguacu Business, as a result of the mentioned process or corporate restructuring and of the provisioning of assets and goods transferred to Zohhal. Any and all other debt, liability or obligation of Remil and CMR in relation to the Nova Iguacu Business, of any nature, including, but not limited to, financial, tax, labor, social security or commercial debts, or those resulting from a warranty given to customers, the non-compliance with agreements or from complaints in connection with services rendered, shall remain under the responsibility of Recofarma, CMR and Remil, and Recofarma hereby agrees to fully pay them as they become due, or have Remil and CMR pay, as the case may be, in such a way that Zohhal is always fully exempt from any responsibility in relation to such non-transferred debts.

CLAUSE 4. SPECIAL REPRESENTATIONS AND WARRANTIES OF RJR.

4.1. Debts and Liabilities. Except as set forth in Clause 1.4 of this Agreement, no debts, obligations and liabilities shall be transferred to F-2299, including those inherent to the Governador Valadares Business, as a result of the mentioned process or corporate restructuring and of the provisioning of assets and goods transferred to F-2299. Any and all other debt, liability or obligation of RJR in relation to the Governador Valadares Business, of any nature, including, but not limited to, financial, tax, labor, social security or commercial debts, or those resulting from a warranty given to customers, the non-compliance with agreements or from complaints in connection with services rendered, shall remain under the responsibility of Andina and RJR, which hereby agree to fully pay them as they become due, in such a way that F-2299 is always fully exempt from any responsibility in relation to such non-transferred debts.

CLAUSE 5. SPECIAL PROVISIONS ABOUT THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

5.1. Each representation and warranty made by the Parties in this Agreement shall be construed as an independent representation and warranty, and the responsibility for any default shall neither be altered nor modified due to its knowledge by any of the Parties or by any of its consultants, prior to or on or before the Date of the Swap.

5.2. The allegation that the other Party is, or should be aware of, until the Date of the Swap, the purpose, cause or ground of any claim, present or future, in relation to any representation and/or warranty contained in this Agreement, by reason of the audits conducted by the Parties or their consultants shall not constitute a defense against any claim or violation of any representation or warranty made by the Parties in this Agreement, nor shall it give reason to exemption, restriction or reduction of the obligation of the Parties to redress.

CLAUSE 6. RESPONSIBILITY OF RECOFARMA, REMIL AND CMR.

6.1. Recofarma, Remil and CMR shall be jointly and severally responsible before RJR and/or any controlling or controlled company, or a company under the same control of RJR ("Andina Affiliates"), and shall indemnify RJR or the Andina Affiliates, in domestic currency, in the total amount of:

(a) (i) any and all taxes, tax or social security contributions, including legal interest, fines and monetary corrections, relating to the Nova Iguacu Business, which may have been left unpaid or unwithheld by Remil and/or by CMR and/or by Zohhal on the dates required by the law, and in connection with taxable events occurred until the Date of the Swap, the payment of which is required from Zohhal, in the capacity of successor of the Nova Iguacu Business, and/or from RJR and/or the Andina Affiliates; (ii) as well as any pecuniary obligations of any nature, including, but not limited to, civil, commercial, labor, environmental, tax or social security-related obligations of CMR, Remil, Zohhal or Recofarma, in connection with the Nova Iguacu Business, resulting from facts or acts occurred or practiced until the Date of the Swap, the payment of which is possibly required from Zohhal, in the capacity of successor of the Nova Iguacu Business, and or from RJR and/or the Andina Affiliates. The obligations provided for in items "i" and "ii" above shall be in effect, irrespective of the time they come (x) to the knowledge of RJR, CMR, Zohhal, Recofarma, Remil or by the Andina Affiliates, or (y) they are demanded and/or claimed from CMR, Recofarma and/or Remil, Zohhal, RJR or the Andina Affiliates, irrespective of being contained in the respective balance sheets, and irrespective of being pointed out by the audits, or disclosed to RJR by Recofarma and/or by CMR and/or by Remil and/or by Zohhal, with due regard to the provisions of Clauses 1.4.2 and 1.4.4 above;

(b) any and all losses, damages, expenses or costs incurred by RJR and/or by Zohhal and/or by the Andina Affiliates, resulting from the inaccuracy or untruthfulness of any representation made or any warranty given by Recofarma, Remil and CMR, pursuant to Clauses 2 and 3 above, or from the non-compliance with any of the obligations undertaken by them under this Agreement, or in documents and/or instruments in connection herewith; and

(c) any and all expenses or costs (including fees of counsel and of other professionals), which RJR and/or Zohhal and/or the Andina Affiliates may incur due to the occurrence of any of the events mentioned in letters (a) and (b) above.

6.2. The obligation to indemnify, set forth in Clause 6.1 above, includes any and all expense, cost, loss or damage incurred by RJR and/or by Zohhal and/or by the Andina Affiliates, after the Date of the Swap, in connection with the lack of:

(a) the regularization and obtainment of the licenses and permits from federal, state or municipal bodies, required for the regular functioning and conduct of the activities inherent to the Nova Iguacu Business, mentioned in Exhibit 2.5.1.3; Recofarma, CMR and Remil shall be responsible for indemnifying RJR and/or Zohhal due to any adverse consequence that the lack or irregularity of such licenses and permits may cause to the Nova Iguacu Business, including, but not limited to, fines, interdiction or demolition of the buildings, interdiction and/or seizure of the inventories, restrictions of any nature to the operations and to the regular functioning of the establishment of the Nova Iguacu Business, as well as for other costs and expenses resulting from the lack or irregularity of the mentioned licenses or permits, including, but not limited to, the maintenance of the supply of the markets served by the distribution center of the establishment of the Nova Iguacu Business from another location, and other additional expenses of any nature that RJR or Zohhal may incur to maintain the normality of the operations of the Nova Iguacu Business;

(b) the regularization of the registrations of the Nova Iguacu Real Estate Properties, pursuant to clause 2.7.1.1.; and

(c) the implementation of the actions listed in the List of Actions contained in
Exhibit 2.9.3., with a view to the regularization of the environmental issues of the establishment of the Nova Iguacu Business; Recofarma, CMR and Remil shall be responsible for indemnifying RJR and/or Zohhal due to any adverse consequence that the failure to implement such actions, within the term set forth in Clause 2.9.3, may cause to the Nova Iguacu Business. Among such consequences, the following are included, but are not limited to, (i) interdiction and/or seizure of the inventories; (ii) restrictions of any nature to the operations and to the regular functioning of the establishment of the Nova Iguacu Business, (iii) additional costs and expenses in connection with the maintenance of the supply of the markets served by the distribution center of the Establishment of the Nova Iguacu Business from another location; and (iv) other additional expenses of any nature that RJR or Zohhal may incur to maintain the normality of the operations of the Nova Iguacu Business.

6.2.1. In the event of determination of the criminal liability of RJR, Zohhal or of the Andina Affiliates, or of any of their quotaholders, or of any individual, officer or employee of RJR, Zohhal or of the Andina Affiliates, in connection with environmental issues of the Nova Iguacu Business, the originating event of which occurred prior to the Date of the Swap, Recofarma, CMR and/or Remil shall bear all costs and procedural expenses relating to the defense, both during the investigation and upon the filing of a criminal suit against the defendant(s) and/or accused party(ies), as well the reasonable fees of the counsel(s) appointed by the first, in addition to indemnifying for the sanctions possibly resulting from such suits, with due regard to the procedure set forth in Clause 8 below.

6.3. Notwithstanding the foregoing, Recofarma undertakes joint and several liability with CMR and Remil, before RJR, for the compliance with the obligations of CMR and/or Remil, as set forth in this Clause 6, if CMR and/or Remil fail to, due to any reason, comply with what is provided for herein, or if they do not have sufficient resources to satisfy the indemnification obligations they are responsible for, as provided for herein.

6.4. CMR, Recofarma and Remil hereby agree to cooperate with RJR in the obtainment of documents and regularization of the situations mentioned in Clauses 2.5.1.1., 2.9.3. and 6.2., including, but not limited to, supplying RJR, always as soon as possible, with information and copies of the required documentation, which may be under its custody, and placing its employees at the disposal of RJR, in such a way that, on mutually convenient bases, they may provide additional information and explanations about any supplied materials.

CLAUSE 7. RESPONSIBILITY OF RJR.

7.1. RJR shall be jointly and severally responsible before Recofarma, Remil, CMR or any controlling or controlled company, or a company under the control of CCIL ("KO Affiliates"), and shall indemnify Recofarma, in domestic currency, for the total amount of:

(a) (i) any and all taxes, tax or social security contributions, including legal interest, fines and monetary correction, relating to the Governador Valadares Business, which may have been left unpaid or unwithheld by RJR and/or by F-2299 on the dates required by the law, and in connection with taxable events occurred until the Date of the Swap, the payment of which is required from F-2299, in the capacity of successor of the Governador Valadares Business, and/or from Remil and/or from CMR and/or from Recofarma and/or from the KO Affiliates; (ii) as well as any pecuniary obligations of any nature, including, but not limited to, civil, commercial, labor, environmental, tax or social security-related obligations of RJR or of F-2299, in connection with the Governador Valadares Business, resulting from facts or acts occurred or practiced until the Date of the Swap, the payment of which is possibly required from F-2299, in the capacity of successor of the Governador Valadares Business, and/or from Remil and/or from CMR and/or from Recofarma and/or from the KO Affiliates. The obligations provided for in items "i" and "ii" above shall be in effect, irrespective of the time they come (x) to the knowledge of RJR, CMR, F-2299, Recofarma, Remil or by the KO Affiliates, or (y) they are demanded and/or claimed from CMR, Recofarma and/or Remil, F-2299, RJR or the KO Affiliates, irrespective of being contained in the respective balance sheets, and irrespective of being pointed out by the audits, or disclosed by RJR to Recofarma and/or to CMR and/or to Remil and/or to F-2299, with due regard to the provisions of Clauses 1.4.2 and 1.4.4 above;

(b) any and all losses, damages, expenses or costs incurred by Recofarma and/or by F-2299 and/or by Remil and/or by CMR, resulting from the inaccuracy or untruthfulness of any representation made or any warranty given by RJR and/or by Andina, pursuant to Clauses 2 and 4 above, or from the non-compliance with any of the obligations undertaken by them under this Agreement, or in documents and/or instruments in connection herewith; and

(c) any and all expenses or costs (including fees of counsel and of other professionals), which F-2299 and/or Recofarma and/or CMR and/or Remil and/or the KO Affiliates may incur due to the occurrence of any of the events mentioned in letters (a) and (b) above.

7.2. The obligation to indemnify, set forth in Clause 7.1 above, includes any and all expense, cost, loss or damage incurred by Recofarma and/or by CMR and/or by Remil and/or by F-2299 and/or by the KO Affiliates, after the Date of the Swap, in connection with the lack of:

(a) the regularization and obtainment of the licenses and permits from federal, state or municipal bodies, required for the regular functioning and conduct of the activities inherent to the Governador Valadares Business, mentioned in
Exhibit 2.5.2.3; RJR shall be responsible for indemnifying Recofarma and/or CMR and/or Remil and/or F-2299 due to any adverse consequence that the lack or irregularity of such licenses and permits may cause to the Governador Valadares Business, including, but not limited to, fines, interdiction or demolition of the buildings, interdiction and/or seizure of the inventories, restrictions of any nature to the operations and to the regular functioning of the establishments of the Governador Valadares Business, as well as for other costs and expenses resulting from the lack or irregularity of the mentioned licenses or permits, including, but not limited to, the maintenance of the supply of the markets served by the distribution center of the establishments of the Governador Valadares Business from another location, and other additional expenses of any nature that Recofarma and/or CMR and/or Remil and/or F-2299 may incur to maintain the normality of the operations of the Governador Valadares Business;

(b) the regularization of the registrations of the Governador Valadares Real Estate Property before the competent government bodies, and of the lease contracts of the Leased Governador Valadares Real Estate Properties, pursuant to Clauses 2.7.2.1. and 2.7.2.2.; and

(c) the implementation of the actions listed in the List of Actions contained in
Exhibit 2.9.3., with a view to the regularization of the environmental issues of the establishments of the Governador Valadares Business; Andina and RJR shall be responsible for indemnifying Recofarma and/or CMR and/or Remil and/or F-2299, due to any adverse consequence that the failure to implement such actions, within the term set forth in Clause 2.9.3, may cause to the Governador Valadares Business. Such consequences include, but are not limited to, (i) interdiction and/or seizure of the inventories; (ii) restrictions of any nature to the operations and to the regular functioning of the establishments of the Governador Valadares Business, (iii) additional costs and expenses in connection with the maintenance of the supply of the markets served by the distribution center of the establishments of the Governador Valadares Business from another location; and (iv) other additional expenses of any nature that Recofarma and/or CMR and/or Remil and/or F-2299 may incur to maintain the normality of the operations of the Governador Valadares Business.

7.2.1. In the event of determination of the criminal liability of Recofarma and/or CMR and/or Remil and/or F-2299 and/or KO Affiliates, or of any of their quotaholders, or of any individual, officer or employee of Recofarma and/or CMR and/or Remil and/or F-2299 and/or KO Affiliates, in connection with environmental issues of the Governador Valadares Business, the originating event of which occurred prior to the Date of the Swap, RJR shall bear all costs and procedural expenses relating to the defense, both during the investigation and upon the filing of a criminal suit against the defendant(s) and/or accused party(ies), as well the reasonable fees of the counsel(s) appointed by the first, in addition to indemnifying for the sanctions possibly resulting from such suits, with due regard to the procedure set forth in Clause 8 below.

7.4. RJR hereby agrees to cooperate with Recofarma, CMR, Remil and the KO Affiliates in the obtainment of documents and regularization of the situations mentioned in Clauses 2.5.2.2., 2.9.3. and 7.2., including, but not limited to, supplying Recofarma, always as soon as possible, with information and copies of the required documentation, which may be under its guard, and placing its employees at the disposal of Recofarma, in such a way that, on mutually convenient bases, they may provide additional information and explanation about any supplied materials.

8. CONDUCTION OF PROCEEDINGS

8.1. As regards the conduction of both judicial or administrative proceedings, as well as labor claims involving debts and/or obligations, the payment of which is a responsibility of CMR and/or Remil, as set forth in Clause 6, the following procedure shall be observed:

8.1.1  If  Zohhal  or  RJR  (collectively,   the  "Indemnifiable   Parties"  and
individually, the "Indemnifiable Party") are notified, assessed, sued or summoned, whether in or out of court, as a result of any act or fact that may generate any damage to such Party, pursuant to the provisions in Clause 6, RJR shall give notice of such fact to Remil, through a written notification, sent by fax, within up to forty-eight (48) hours from the receipt of the notification, assessment, demand or summons (collectively referred to as "Notification").

8.1.1 (a) Likewise, RJR shall forward to Remil any and all communication, correspondence, legal notice and others, which come to the establishment of the Nova Iguacu Business and are addressed to Remil and/or to CMR and/or to the companies listed in Exhibit 8.1.1 (a), within no longer than forty-eight (48) hours from receipt thereof.

8.1.1.1. When the reply to the notifications, assessments, demands, legal notices, correspondences or judicial or extrajudicial summons, mentioned in Clauses 8.1.1 and 8.1.1 (a) shall occur within less than forty-eight (48) hours, including, but not limited to, summons relating to execution proceedings and legal notice or notification of protest of bills, RJR shall give notice of such fact to Remil, by fax, immediately after receipt thereof, in such a way as to make possible the timely reply of Remil.

8.1.2 Remil shall inform the Indemnifiable Party, (a) in the situation provided for in Clause 8.1.1, with at least forty-eight (48) hours of prior notice, or within a term equivalent to, at least, 1/3 of the legal term to submit the defense or answer, whichever is larger, or (b) in the situation provided for in Clause 8.1.1.1 above, until half of the term for manifestation, if it shall immediately pay the amount in question or if it shall dispute the case, on its own account and risk, on behalf of Zohhal and/or another Indemnifiable Party, as the case may be. In the situations mentioned in Clauses 8.1.1 and 8.1.1 (a), when the Nova Iguacu Business is involved, and the exercise of the right of defense requires the posting of a guarantee, Recofarma and/or Remil and/or CMR may submit their answer or defense, provided they fully guarantee the debt claimed and all of its additions, and, by doing so, prevent the occurrence of any damage or restriction in relation to the Indemnifiable Parties, including:
(i) attachment, judicial restraint or any other kind of burden to any assets of the Indemnifiable Party; and/or (ii) interruption in the development of the activities of the Indemnifiable Party; and/or (iii) protest of bills or inclusion of the Indemnifiable Party in the debtor's record or in the record of Federal Collectible Debts, before any government bodies, and/or (iv) impossibility of obtaining certificates of non-existence of tax debts, including social security contributions, required to the regular conduction of their respective businesses. However, if the option for the posting of guarantee does not meet the legal gradation provided for in the Code of Civil Procedure or in the applicable legislation and results, at any time, in any of the situations above mentioned, or in any other damage or restriction to the Indemnifiable Parties, Recofarma and/or Remil and/or CMR shall immediately deposit, in cash, the funds required for the full posting of the guarantee required, as a means to hold RJR harmless against the situations previously mentioned, as well as against other damages or restrictions.

8.1.3. It is hereby expressly agreed that, if Recofarma and/or Remil and/or CMR choose to submit an answer or defense, the same may appoint attorneys of trust to act on their own behalf and/or on behalf of the Indemnifiable Party, as the case may be, and, in such case, the mentioned attorneys shall be granted the powers required to conduct the defense, and shall receive all necessary information and documentation. The attorneys appointed as mentioned above shall, whenever requested, keep the Indemnifiable Party informed about the course of the proceeding and shall provide copies of all procedural documents.

8.1.4. If Recofarma and/or Remil and/or CMR fail to act in relation to the Notification mentioned in Clauses 8.1.1 and 8.1.1.1 above, or if they act in disagreement with the established terms as above indicated, the Indemnifiable Party may, at its sole discretion, decide if it shall immediately pay the amount claimed or if it shall submit an answer or defense, which shall not exempt Recofarma and/or Remil and/or CMR from liability pursuant to the provisions of Clause 6.

8.1.5. If the Indemnifiable Party fails to notify as set forth in Clauses 8.1.1 and 8.1.1.1 above, or if it notifies in an untimely manner, the Indemnifiable Party shall bear the burden resulting from the lack of notification or untimely notification, and shall be liable for the payment of the claimed obligation. In such case, notwithstanding the liability for the payment of the claimed obligation, the Indemnifiable Party may act in the corresponding proceeding, for which purpose Recofarma, Remil or CMR, as the case may be, hereby agree to grant a power of attorney to the Indemnifiable Party, and to cooperate by supplying information and documents.

8.1.6. Also for the purposes of this Clause 8, it shall suffice that RJR or any of the Indemnifiable Parties inform, give legal notice or notify Recofarma, so that the latter, CMR or Remil consider themselves informed, served with notice or notified, as set forth in Clause 9.6 below.

8.1.7. The obligation to indemnify herein undertaken by Recofarma, CMR and Remil shall fully subsist, and it shall remain unchanged, even if Recofarma or any of its current controllers, or the controllers of CMR and/or Remil do, at any time, withdraw from any of such companies.

8.1.8. Notwithstanding the foregoing, Recofarma shall be the party ultimately responsible before RJR, and the guarantor of the compliance with the obligations of CMR and/or of Remil, pursuant to Clause 7.1., if CMR and/or Remil fail to comply with what is set forth herein.

8.2. Likewise, in the conduction of both judicial or administrative proceedings, as well as labor claims involving debts and/or obligations, the payment of which is a responsibility of RJR, as set forth in Clause 7, the following procedure shall be observed:

8.2.1 If F-2299, Recofarma, Remil or CMR (collectively, the "Indemnifiable Parties" and individually, the "Indemnifiable Party") are notified, assessed, sued or summoned, whether in or out of court, as a result of any act or fact that may generate any damage to such Party, pursuant to the provisions in Clause 7, a notice of such fact shall be given to RJR, through a written notification, sent by fax, within up to forty-eight (48) hours from the receipt of the notification, assessment, demand or summons (collectively referred to as "Notification").

8.2.1 (a) Likewise, Recofarma shall forward to RJR any and all communication, correspondence, legal notice and others, which come to the establishments of the Governador Valadares Business and are addressed to RJR or to F-2299 and/or to the companies listed in Exhibit 8.2.1 (a), within no longer than forty-eight
(48) hours from receipt thereof.

8.2.1.1. When the reply to the notifications, assessments, demands, legal notices, correspondences or judicial or extrajudicial summons, mentioned in Clauses 8.2.1 and 8.2.1 (a), shall occur within less than forty-eight (48) hours, including, but not limited to, summons relating to execution proceedings and legal notice or notification of protest of bills, Recofarma shall give notice of such fact to RJR, by fax, immediately after receipt thereof, in such a way as to make possible the timely reply of RJR.

8.2.2 RJR shall inform the Indemnifiable Party, (a) in the situation provided for in Clause 8.2.1, with at least forty-eight (48) hours of prior notice, or within a term equivalent to, at least, 1/3 of the legal term to submit the defense or answer, whichever is larger, or (b) in the situation provided for in Clause 8.2.1.1 above, until half of the term for manifestation, if it shall immediately pay the amount in question or if it shall dispute the case, on its own account and risk, on behalf of F-2299 and/or another Indemnifiable Party, as the case may be.

In the situations mentioned in Clauses 8.2.1 and 8.2.1 (a), when the Governador Valadares Business is involved, and the exercise of the right of defense requires the posting of a guarantee, RJR may submit its answer or defense, provided it fully guarantees the debt claimed and all of its additions, and, by doing so, prevents the occurrence of any damage or restriction in relation to the Indemnifiable Parties, including: (i) attachment, judicial constriction or any other kind of burden to any assets of the Indemnifiable Party; and/or (ii) interruption in the development of the activities of the Indemnifiable Party; and/or (iii) protest of bills or inclusion of the Indemnifiable Party in the debtor's record or in the record of Federal Collectible Debts, before any government bodies, and/or (iv) impossibility of obtaining certificates of non-existence of tax debts, including social security contributions, required for the regular conduction of their respective businesses. However, if the option for the posting of guarantee does not meet the legal gradation provided for in the Code of Civil Procedure or in the applicable legislation and results, at any time, in any of the situations above mentioned, or any other damage or restriction to the Indemnifiable Parties, RJR shall immediately deposit, in cash, the funds required for the full posting of the guarantee required, as a means to hold Recofarma, Remil and/or CMR harmless against the situations previously mentioned, as well as against other damages or restrictions.

8.2.3. It is hereby expressly agreed that, if RJR chooses to submit an answer or defense, it may appoint attorneys of trust to act on its own behalf and/or on behalf of the Indemnifiable Party, as the case may be, and, in such case, the mentioned attorneys shall be granted the powers required to conduct the defense, and shall receive all necessary information and documentation. The attorneys appointed as mentioned above shall, whenever requested, keep the Indemnifiable Party informed about the course of the proceeding and shall provide copies of all procedural documents.

8.2.4. If RJR fails to act in relation to the Notification  mentioned in Clauses
8.2.1 and 8.2.1.2 above, or if it acts in disagreement with the established terms, above indicated, the Indemnifiable Party may, at its sole discretion, decide if it shall immediately pay the amount claimed or if it shall submit an answer or defense. If the Indemnifiable Party fails to notify as set forth in Clauses 8.2.1 and 8.2.1.2 above, or if it notifies in an untimely manner, the Indemnifiable Party shall bear the burden resulting from the lack of notification or untimely notification, and shall be liable for the payment of the claimed obligation, which shall not exempt RJR from liability pursuant to the provisions of Clause 7.

8.2.5. Also for the purposes of this Clause 8, it shall suffice that Recofarma or any of the Indemnifiable Parties inform, give legal notice or notify RJR, so that the latter considers itself informed, served with notice or notified, as set forth in Clause 9.6 below.

8.2.6. The obligation to indemnify herein undertaken by RJR shall fully subsist, and it shall remain unchanged, even if RJR or any of its current controllers at any time withdraws from such companies.

8.3. The Parties agree that, upon the conduction of the proceedings mentioned in this Clause, if it becomes necessary to make decisions that may generate relevant adverse effects on the conduction of the Businesses of the Parties, including, but not limited to, settlements in (i) labor claims involving practices routinely adopted by the Parties, occupational medicine and safety,
(ii) civil actions  involving issues in connection with consumer's  rights,  and
(iii) other proceedings that may, in view of their purpose, nature or subject, cause such consequences, the Party responsible for the conduction of the mentioned proceeding shall previously inform the other Party about the acts it intends to practice in such proceedings. In such case, the Parties shall discuss, on a case-by-case basis, the best mutual solution.

CLAUSE 9. MISCELLANEOUS

9.1. Irrevocable Nature. This Agreement is executed on an irrevocable and irreversible basis, and is legally binding on the Parties, their heirs and successors in any way. Neither Party may assign nor transfer its rights and obligations arising from this Agreement without the prior and express written consent of all other Parties hereto.

9.2. Amendment. This Agreement shall not be amended nor modified in any of its Clauses without the mutual agreement, in writing, of all Parties.

9.3. Expenses. Each Party shall be responsible for the expenses it incurs in relation to the negotiation, preparation and closure of the operation that is the subject-matter of this Agreement, including any and all expenses in relation to the corporate restructuring required for the transfer of the assets to Zohhal and F-2299, respectively, commissions of any nature, and professional fees (brokerage, procurement, assistance, audit, fees of counsel and any others). Each Party of this Agreement agrees to indemnify and hold the other Party harmless in relation to liabilities before any other person, firm or company, concerning finder's fees, commissions, procurement fees or other similar fees in connection with this operation, for which the Party, its employees or representatives are responsible.

9.3.1. The Party that possibly incurs the expenses mentioned in Clauses 2.5.1.3, 2.5.2.3, 2.7.1.1, 2.7.2.1, 2.7.2.2, 2.9.3 and 2.9.4 ("Creditor") shall, previously, (i) submit to the other Party ("Debtor"), three (3) quotations prepared by specialized companies; (ii) within up to five (5) days after receipt of the three (3) proposals, Debtor shall inform Creditor about the company selected to take the recommended action(s), among the three proposals submitted;
(iii) in this case, all reimbursements shall mandatorily occur within up to five
(5) days after the effective documentary confirmation of the payments made to the selected company, for the implementation of the required procedures. The reimbursement discussed in this Clause does not exempt the Parties from the obligations to indemnify, as set forth in Clauses 6 and 7 of this Agreement.

9.4. Waiver. The waiver, by any of the Parties, in relation to any requirement or right arising out of this Agreement shall only be effective if submitted in writing and signed. No forbearance or delay, by any of the Parties, in relation to the enforcement of the obligations set forth herein shall constitute a novation, nor shall it impair nor restrict the rights of such Party, or exempt the other Party from fully complying with its obligations, as provided for herein.

9.5. Confidentiality. The terms of this Agreement and the information supplied or obtained by the Parties, their administrators, employees, technicians and consultants, in relation to the purpose of this Agreement or as a result hereof, shall be treated in confidentiality, and shall not be disclosed by any of the Parties, in any way, unless such information must be disclosed by reason of law, judicial decision, requirements from Government Bodies or regulations applicable to any of the Parties.

9.6. Notification. Any notification or communication required or allowed under this Agreement shall be made in writing, and shall be deemed as delivered and made if sent by fax, courier or by mail, with proof of delivery (local acronym - "AR"), to the address indicated in writing, by the Party to which it must be sent, and shall be deemed as effected on the date it is received. Except in relation to all matters related to the conduction of proceedings mentioned in Clause 8.1, which shall be notified to Remil, for the purposes of this Clause, Recofarma, Remil and CMR shall be considered as a single Party, and the notification and/or communication made solely to Recofarma, as established herein, shall represent the notification of and/or communication to Recofarma, Remil and CMR. Unless the Parties have received communication otherwise, the mentioned communications and notifications shall be sent to the following addresses:

To RIO DE JANEIRO REFRESCOS LTDA.:
Rua Andre Rocha No. 2299
Jacarepagua, City and State of Rio de Janeiro
Attn: Fernando Jorge Fragata de Morais Costa
Phone: (21) 2429.1802
Fax: (21) 2429.1696

To RECOFARMA INDUSTRIA DO AMAZONAS LTDA.
COMPANHIA MINEIRA DE REFRESCOS S.A.
REFRIGERANTES MINAS GERAIS LTDA.
C/O: RECOFARMA INDUSTRIA DO AMAZONAS LTDA.
Praia de Botafogo No. 374, 6th floor
City and State of Rio de Janeiro
Attn: Rita de Oliveira
Phone: (21) 2559.1509
Fax: (21) 2559.1535

FOR THE PURPOSES OF CLAUSE 8.1
REFRIGERANTES MINAS GERAIS LTDA.
Br 262, Anel Rodoviario, Km 2, No. 2233
Engenheiro Nogueira, City of Belo Horizonte, State of Minas Gerais Attn. Antonio Manuel Pontes Correia Neves
Phone: (31) 3469.7795
Fax: (31) 3469.7718

9.7. Additional Documents. Each of the Parties hereby agrees, on a mutual cooperation basis, to execute such additional documents and instruments and to practice any other act as may be deemed necessary to accomplish the purpose of this Agreement and to comply with its provisions.

9.8. Administrative Council for Economic Defense (local acronym - "CADE"). The Parties have agreed and hereby ratify their understandings, in the sense of fully cooperating with the preparation and submittal of a joint request, as required by the legislation in effect, and to exert their respective best efforts to obtain the approval of the CADE, regarding the transactions contemplated in this Agreement.

9.8.1. Recofarma and RJR shall be responsible, in the proportion of fifty percent (50%) each, for the procedural expenses incurred with the submittal and conduction of the proceeding before the CADE, the Office of Economic Law of the Ministry of Justice ("SDE") and the Office of Economic Monitoring of the Ministry of Finance ("SEAE"), Recofarma being responsible for the expenses related to fees of counsel and/or consultants, as such professionals may be required to conduct the proceeding before the CADE and the SEAE.

9.8.2. After having exhausted all existing legal and administrative appeals and possibilities, if any of the Parties is compelled, by the CADE, to (i) dispose of part or the whole of the assets acquired and/or the rights included in the Business of the other Party; or (ii) comply with conditions that would have a material adverse effect on the transaction now agreed or on the operation of the Business of the other Party ("Final Decision"), the Parties shall return the Business, in whole or in part, to one another, as the case may be. The returning of the Business discussed in this Clause shall be made in such a way as to cause minimum losses to the Businesses and the Parties.

9.8.3. Additionally, Recofarma shall return to RJR, in whole or in part, in view of what is decided in the Final Decision, the amount mentioned in Clause 1.1.
(c), according to the average PTAX800 rate for purchase and sale of the US dollar, in effect on the day immediately preceding the date of return of the Businesses.

9.8.4. The date of completion of such restitution by the Parties shall occur within a reasonable time period; however, in any case, within the minimum term established by the CADE in its Final Decision.

9.9. Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the Federative Republic of Brazil. The Parties shall try to reach a friendly settlement regarding their discrepancies, in relation to this instrument, within the spirit of good-faith that inspires it. If a friendly solution of the discrepancies that may arise from the construal or application of the provisions hereof is not possible, such controversies and doubts shall be submitted to the courts of the Judicial District of Rio de Janeiro, State of Rio de Janeiro, disregarding any other, irrespective of how privileged it may be.

9.10. Headers and Exhibits. The headers of the clauses used in this Agreement are inserted for reference purposes only, and no effect or regard shall be given to them in the construal hereof. The Exhibits of this Agreement, after being initialed by the Parties, shall become an integral part hereof. If any discrepancy is verified between this Agreement and its Exhibits, the Parties agree that this Agreement shall prevail.

9.11. Previous Documents. This Agreement cancels and supersedes any other previous understandings maintained among the Parties, whether oral or written, in connection with the matter discussed herein, including, but not limited to, the Letter of Intent of April 30, 2004.

9.12. Validity of the Agreement. Should one or more provisions hereof be deemed invalid, illegal or unenforceable in any aspect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not, in any way, be affected or impaired by such fact. The Parties shall negotiate, in good-faith, the substitution of any such invalid, illegal or unenforceable provision for another one, the effect of which shall be as close as possible to the operational and economic effects sought by the provision deemed to be invalid, illegal or unenforceable.

9.13. Losses and Damages. Each of the Parties hereby agrees to indemnify the other Party for any losses and damages (including loss of profits) caused to such Party by reason of the breach of any obligation undertaken hereby.

9.14. Consequences of the Termination of this Agreement. In the event of termination of this Agreement, for any reason, the commitments undertaken by the Parties, provided that they are not incompatible with the effects of the termination hereof, shall survive the mentioned termination. The Parties hereby acknowledge that the termination of this Agreement, for any reason, shall not affect the rights and/or responsibilities of the Parties, in relation to the operations already concluded under the terms set forth herein, nor shall it affect any debt then owed by any of the Parties to the other.

9.15. Specific Performance.

9.15.1. The Parties hereby acknowledge and declare that the mere payment of a fine and/or losses and damages shall not necessarily constitute appropriate compensation for the non-compliance with any obligation undertaken in this Agreement.

9.15.2. If a Party fails to issue a declaration of will, in the sense that it is bound by the terms hereof, the other Party may request a judicial decision that, after becoming res judicata, shall produce all of the effects of the declaration of will not issued. For all purposes of this Clause, the Parties acknowledge that this Agreement constitutes an extrajudicial execution instrument, for all purposes and effects of articles 461 et al of the Brazilian Code of Civil Procedure.

IN WITNESS WHEREOF, the Parties have caused this instrument to be duly executed, on the date first above written, in four (4) counterparts having the same contents and form, before the undersigned witnesses.

                         Rio de Janeiro, August 10, 2004
                      RECOFARMA INDUSTRIA DO AMAZONAS LTDA.
                                      (sgd)
                               Renato Penna Saboya
                                Attorney-in-fact

                       COMPANHIA MINEIRA DE REFRESCOS S.A.
                                      (sgd)
                               Renato Penna Saboya
                                Attorney-in-fact

                        REFRIGERANTES MINAS GERAIS LTDA.
                                      (sgd)
                            Fernando Luiz Gomes Filho
                        Administrative Financial Officer
                                      (sgd)
                               Rames Bichara Filho
                                Logistics Officer

                         RIO DE JANEIRO REFRESCOS LTDA.
                                      (sgd)
                             Carlos Armbrust Lohmann
                                 General Officer
                                      (sgd)
                     Fernando Jorge Fragata de Morais Costa
                                     Officer

                      ANDINA BOTTLING INVESTMENTS DOS S.A.
                                      (sgd)
                                Moshe B. Sendacz
                                Attorney-in-fact

Witnesses:
1. (sgd)
Name: Welder Santos
Identification: Regional Accounting Council of Minas Gerais (CRC 51.003 MG)

2. (sgd)
Name: Fernando S. B. Ferrari Jr.
Identification: Brazilian Bar Association, Rio de Janeiro Chapter (OAB/RJ) No. 68.755

All pages are initialed.













rcr/textos3/gpcon173.doc